Exhibit 10.7

LONE STAR HOLDING CORP.
STOCKHOLDERS AGREEMENT
Dated as of May 2, 2006

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

Section 1.1.	Definitions	2
Section 1.2.	Definitions Cross References	8
Section 1.3.	General Interpretive Principles	10

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Parties	11
Section 2.2.	Representations and Warranties of the Company	12

	ARTICLE III

	GOVERNANCE

Section 3.1.	Board of Directors	12
Section 3.2.	Voting	15
Section 3.3.	Protective Provisions	16
Section 3.4.	VCOC Stockholders	17
Section 3.5.	Benefits of ARTICLE III	19

	ARTICLE IV

	TRANSFER RESTRICTIONS

Section 4.1.	General Restrictions on Transfers	19
Section 4.2.	Permitted Transfers to Affiliates and Permitted Transferees	20
Section 4.3.	Restrictions on Transfers by Non-H&F Stockholders	20
Section 4.4.	Tag-Along Rights	21
Section 4.5.	Drag-Along Rights	23
Section 4.6.	Rule 144 Sales	24

	ARTICLE V

	REGISTRATION RIGHTS

Section 5.1.	Certain Definitions	26
Section 5.2.	Shelf Registration	27
Section 5.3.	Demand Registration	33
Section 5.4.	Piggyback Registration	35

i

ii

iii

LONE STAR HOLDING CORP.
STOCKHOLDERS AGREEMENT
          This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of May 2, 2006, by and among Lone Star Holding Corp., a Delaware corporation (together with its successors and assigns, the “Company”), Lone Star Merger Corp. (together with its successors and assigns, “Merger Sub”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”): (a) Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership (“H&F V”), Hellman & Friedman Capital Partners V (Parallel), L.P., a Delaware limited partnership (“H&F V Parallel”), and Hellman & Friedman Capital Associates V, LLC, a Delaware limited liability company (“H&F Associates V” and, together with H&F V and H&F V Parallel, the “Initial H&F Investors”); (b) Thoma Cressey Fund VII, L.P., a Delaware limited partnership (“TCEP Fund VII”), Thoma Cressey Friends Fund VII, L.P., a Delaware limited partnership (“TCEP Friends VII”), and Thoma Cressey Fund VIII, L.P., a Delaware limited partnership (“TCEP Fund VIII” and, together with TCEP Fund VII and TCEP Friends VII, the “Initial TCEP Investors”); (c) JMI Equity Fund V, L.P., a Delaware limited partnership (“JMI Fund V”), and JMI Equity Fund V (AI), L.P., a Delaware limited partnership (“JMI Fund V (AI)” and, together with JMI Fund V, the “Initial JMI Investors”), (d) the other signatories hereto listed on Schedule I (the “Initial Management Investors”), and (e) any other Person who becomes a party hereto pursuant to ARTICLE IX.
          WHEREAS, pursuant to an Investors Subscription Agreement, dated as of May 2, 2006 (as amended from time to time, the “Investors Subscription Agreement”), among the Company, Merger Sub, the Initial H&F Investors, the Initial TCEP Investors and the Initial JMI Investors, the Initial H&F Investors, the Initial TCEP Investors and the Initial JMI Investors subscribed for shares of Common Stock, respectively, as set forth on Schedule 1 to such agreement, and the Initial H&F Investors subscribed for one share of Series A Preferred Stock and, as a condition of receipt of each of such shares, are required to enter into this Agreement;
          WHEREAS, Pervez Qureshi, pursuant to a Rollover Agreement, dated as of May 2, 2006, among the Company, ASHI and Pervez Qureshi agreed to the assumption of certain of his options to acquire shares of common stock of ASHI as Options (the “Rollover Options”) and, as a condition to such assumption, is required to enter into this Agreement; and
          WHEREAS, each of the Initial Management Investors, pursuant to a Subscription Agreement, dated as of May 2, 2006 (each a “Management Subscription Agreement” and, collectively, the “Management Subscription Agreements”), between the Company and such Initial Management Investor agreed to acquire shares of Common Stock upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares, is required to enter into this Agreement; and
          WHEREAS, the Stockholders and the Company desire to provide for the management of the Company and to set forth the respective rights and obligations of the Stockholders generally.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Activant” means Activant Solutions Inc., a Delaware corporation, together with its successors and assigns.
          “Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
          “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Stockholder, (ii) none of the H&F Investors shall be considered Affiliates of any portfolio company in which the H&F Investors or any of their investment fund Affiliates have made a debt or equity investment, (iii) none of the TCEP Investors shall be considered Affiliates of any portfolio company in which the TCEP Investors or any of their investment fund Affiliates have made a debt or equity investment and (iv) none of the JMI Investors shall be considered Affiliates of any portfolio company in which the JMI Investors or any of their investment fund Affiliates have made a debt or equity investment.
          “Agreement” means this Stockholders Agreement (including the schedule attached hereto) as the same may be amended, supplemented, restated or modified.
          “ASHI” means Activant Solutions Holdings Inc., a Delaware corporation, together with its successors and assigns.
          “Beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however that (i) no Stockholder shall be deemed to beneficially own any securities of the Company held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a Stockholder that are exercisable for, or convertible into, Shares upon delivery of consideration to the Company, such Shares shall not be deemed to be beneficially owned by such Stockholder unless, until and to the extent such Securities have been exercised or converted and such consideration has been delivered by such Stockholder to the Company.
          “Board” means the Board of Directors of the Company.
          “Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in San Francisco, California or Austin, Texas.
          “Closing” has the meaning set forth in the Merger Agreement.
          “Covered Stockholder” means (i) prior to an Initial Public Offering, any of the H&F Investors and (ii) after an Initial Public Offering, any of the H&F Investors, the TCEP Investors and the JMI Investors.
          “Eligible Tag-Along Stockholder” means, with respect to a Tag-Along Sale, each Stockholder that is not an Affiliate of the Selling Covered Stockholders for such Tag-Along Sale; provided, however that no Management Investor shall be an Eligible Tag-Along Stockholder with respect to such Tag-Along Sale unless such Tag-Along Sale constitutes a transfer, in a single transaction or a series of related transactions, of more than fifty percent (50%) of the outstanding Share Equivalents.
          “Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance (except as resulting from the express terms of this Agreement).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
          “Fair Market Value” means (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars, (ii) with respect to non-cash consideration consisting of publicly-traded securities, the average daily closing sales price of such securities for the ten (10) consecutive trading days preceding the date the Fair Market Value of such securities is required to be determined hereunder (with the closing price for each day being the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange on the NASDAQ National Market System, or if not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose) and (iii) with respect to Share Equivalents prior to an Initial Public Offering and other non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value thereof, as of the date such Fair Market Value is required to be determined hereunder, as determined in good faith by the Board.
          “FMV per Share” means the price per Share or other Security, as applicable, that a Third Party would pay on an arm’s-length basis in connection with the sale of the number of

Shares or other Securities that are applicable under the circumstances in which “FMV per Share” is being determined, in each case (i) after giving effect to all of the voting, transfer and other rights and obligations under this Agreement that would apply to a Third Party purchaser of such Share or Security that became a signatory to this Agreement as a Stockholder pursuant to Section 4.1(c) hereof, but (ii) without giving effect to any proposed valuations of the Company or any of the Shares or other Securities that are disclosed by the Company or any Stockholder to any Third Party in connection with the negotiation of any acquisition, strategic investment or other transaction involving an issuance (or potential issuance) of Shares or other Securities.
          “H&F Investors” means the Initial H&F Investors that hold Share Equivalents and any of their Affiliates that hold Share Equivalents and have become parties to this Agreement pursuant to ARTICLE IX.
          “Initial Public Offering” means the consummation of the Company’s initial underwritten public offering of Shares, which is registered under the Securities Act.
          “Initial Valuation” means $1.00 per Share.
          “JMI Investors” means the Initial JMI Investors that hold Share Equivalents and any of their Affiliates that hold Share Equivalents and have become parties to this Agreement pursuant to ARTICLE IX.
          “Management Investor” means (i) each Initial Management Investor for so long as he or she holds Share Equivalents or any options or other rights to acquire Share Equivalents, (ii) any other individual who (A) holds Share Equivalents or Options, (B) has become a party to this Agreement pursuant to ARTICLE IX and (C) is a director, employee or consultant of the Company or any of its Subsidiaries at the time he or she becomes a party to this Agreement and (iii) any Permitted Transferee of any of the Stockholders identified in the immediately foregoing clauses (i) and (ii).
          “Mandatorily Exchangeable Securities” means, with respect to any particular Qualifying H&F Financing, any security of the Company and/or any of its Subsidiaries that (A) is mandatorily exchangeable into the Permanent Securities with respect to such Qualifying H&F Financing in the manner set forth in Section 6.4(d)(i) and (B) has such other rights, privileges and preferences as shall be negotiated between the Company and the H&F Investors or their Affiliates.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of March 12, 2006, among the Company, Lone Star Merger Corp. and ASHI, as amended from time to time.
          “Non-H&F Stockholders” means each of the Stockholders other than the H&F Investors.
          “Options” shall mean any rights or options to subscribe for, purchase or otherwise acquire Shares granted pursuant to any employment or consulting agreement with the Company or its Subsidiaries or pursuant to any equity compensation plan or program of the Company.

          “Other Management Investors” means each of the Management Investors other than Pervez Qureshi and his Permitted Transferees.
          “Permitted Transferee” means, with respect to a Management Investor, (i) a trust or custodianship the beneficiaries of which may include only such Management Investor, his or her spouse and his or her lineal descendants (including children by adoption and step children) or (ii) any limited liability company or partnership (A) with respect to which all of the outstanding equity interests are beneficially owned solely by such Management Investor, his or her spouse and his or her lineal descendants (including children by adoption and step children) and (B) with respect to which such Management Investor is the sole manager or managing member (if a limited liability company) or the sole general partner (if a limited partnership) and otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise.
          “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
          “Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.
          “Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under ARTICLE V, including (i) all SEC, stock exchange, or NASDAQ registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc. (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASDAQ and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the fees and out-of-pocket expenses of not more than one law firm (as selected by the holders of a majority of the Registrable Securities included in such registration) incurred by all the Holders in connection with the registration (the “Majority Holder Counsel”), (viii) if any of the H&F Investors, TCEP Investors or JMI Investors are selling Registrable Securities pursuant to such registration and are not represented by the Majority Holder Counsel, the fees and out-of-pocket expenses of separate law firms of the H&F Investors, the TCEP Investors and/or the JMI Investors, as applicable (provided, that the aggregate fees and out-of-pocket expenses of each such separate law firm with respect to such registration do not exceed $5,000 or such greater amount if consented to by the Company (such consent not to be unreasonably withheld)), (viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders) and (ix) any other fees and disbursements customarily paid by the issuers of securities.
          “Restricted Share Equivalents” means all Share Equivalents other than (i) Share Equivalents, the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (ii) Share Equivalents, with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (iii) Share Equivalents, with respect to which the holder thereof shall have delivered to the Company either (a) an opinion of counsel in form and substance reasonably satisfactory to the Company, delivered by counsel reasonably satisfactory to the Company, or (b) a “no action” letter from the SEC, in either case to the effect that subsequent transfers of such Share Equivalents may be effected without registration under the Securities Act.
          “Restricted Shares” means any Shares that are subject to vesting in connection with the continued employment with, or engagement by, the Company or any of its Subsidiaries.
          “SEC” means the U. S. Securities and Exchange Commission or any successor agency.
          “Securities” means any equity securities of the Company or any of its Subsidiaries, including any Shares, any Share Equivalents, any Series A Preferred Stock or any other Voting Securities.
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
          “Share Equivalents” means (i) Shares (other than Restricted Shares), (ii) the number of Shares issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, as of any such date of determination, Shares without payment to the Company of any additional consideration and (iii) solely with respect to Section 4.4, Section 4.5 and Section 4.6, the number of Shares issuable upon exercise of Options that are vested and exercisable as of any such date of determination.
          “Shares” means any shares of Common Stock.
          “Significant Stockholder” means any Stockholder (other than a Management Investor) that, together with its Affiliates, beneficially owns more than two percent (2%) of the outstanding Share Equivalents.
          “Sponsor Stockholder” means any H&F Investor, TCEP Investor or JMI Investor.

          “Stockholders” means each of the Stockholders specified in the preamble and each additional Person who becomes a party to this Agreement pursuant to ARTICLE IX hereof as a holder of Share Equivalents.
          “Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.
          “Tag-Along Termination Event” means the earlier of (i) such time as either the H&F Investors or the TCEP Investors no longer beneficially own, in the aggregate, at least five percent (5%) of the outstanding Share Equivalents and (ii) such time beginning on the third (3rd) anniversary of the Initial Public Offering as either the H&F Investors or the TCEP Investors no longer beneficially own, in the aggregate, at least ten percent (10%) of the outstanding Share Equivalents.
          “TCEP Investors” means the Initial TCEP Investors for so long as they hold Share Equivalents and any of their Affiliates that hold any class of Share Equivalents and have become parties to this Agreement pursuant to ARTICLE IX.
          “TCEP Threshold Amount” means five percent (5%) of the outstanding Share Equivalents; provided, however that, for so long as the JMI Investors are entitled to designate the JMI Designated Director pursuant to Section 3.1(b)(i)(C) or to nominate the JMI Nominee pursuant to Section 3.1(c)(i)(B) and the JMI Investors have not irrevocably waived such designation and nomination rights, the TCEP Threshold Amount shall be two percent (2%) of the outstanding Share Equivalents.
          “Third Party” means any Person that is not an Affiliate of the Company or any Stockholder.
          “Voting Security” means (a) the Share Equivalents and (b) any other securities that are permitted by their terms to vote together with the Share Equivalents.

Section 1.2. Definitions Cross References.

Terms	Section
Accepting Participation Stockholder	6.1(b)(i)
Appraiser	7.2(c)
Call	7.1
Call Date	7.5(a)
Call Price	7.5(b)
Call Shares	7.1
Call Termination Date	7.5(c)
Cause	7.5(d)
Certificates	4.6(a)
Common Stock	2.2(a)
Company	Preamble
Company Note	7.3
Contribution Amount	6.4(a)
Demand Period	5.3(c)
Demand Registration	5.3(a)
Dispute	11.4
Drag-Along Sale	4.5
Eligible Rule 144 Stockholder	4.6(a)
Eligible Take-Down Holders	5.2(e)(ii)(A)
Good Reason	7.5(e)
H&F Associates V	Preamble
H&F Designated Director	3.1(b)(i)(E)
H&F Financing Notice	6.4(a)
H&F Initiating Holders	5.1(f)
H&F Nominees	3.1(c)(i)(C)
H&F V	Preamble
H&F V Parallel	Preamble
Holder and Holders	5.1(e)
Indemnified Liabilities	10.1(a)
Indemnified Party	5.7(c)
Indemnifying Party	5.7(c)
Indemnities	10.1(a)
Initial H&F Investors	Preamble
Initial JMI Investors	Preamble
Initial Management Investors	Preamble
Initial TCEP Investors	Preamble
Initiating Holders	5.3(a)
Interim Securities	6.4(b)
Investors Subscription Agreement	Recitals
JAMS	11.4
JMI Designated Director	3.1(b)(i)(C)
JMI Fund V	Preamble
JMI Fund V (AI)	Preamble

Terms	Section
JMI Nominee	3.1(c)(i)(B)
JMI Observer	3.1(b)(iv)
Majority Participants Counsel	6.1(e)
Management Subscription Agreement(s)	Recitals
Marketed Underwritten Shelf Take-Down	5.2(e)(iv)
Observers	3.1(b)(iv)
Other Management Holders	5.1(i)
Participation Closing	6.1(f)
Participation Notice	6.1(a)
Participation Portion	6.3(a)
Participation Securities	6.3(b)
Participation Stockholder	6.3(c)
Per Security Price	6.4(a)
Permanent Securities	6.4(a)
Post-Closing Issuance	6.3(d)
Preferred Stock	2.2(a)
Pre-IPO Period	3.1(b)(i)
Pro Rata Rule 144 Share	4.6(d)(i)
Pro Rata Tag-Along Share	4.4(d)(i)
Pro Rata Take-Down Share	5.2(e)(ii)(D)(1)
Proposed Funding Date	6.4(a)
Proposed Transferee	4.4(a)
Prospective Subscriber	6.1(a)(i)
Prospectus	5.1(d)
Qualifying H&F Financing	6.4(a)
register, registered and registration	5.1(a)
Registrable Securities	5.1(b)
Registration Statement	5.1(a)
Restricted Shelf Holder	5.1(h)
Restricted Shelf Take-Down	5.2(e)(ii)(A)
Restricted Shelf Take-Down Notice	5.2(e)(ii)(A)
Restricted Take-Down Selling Holders	5.2(e)(ii)(A)
Rollover Options	Recitals
Rule 144 Broker	4.6(a)
Rule 144 Notice	4.6(a)
Rule 144 Sale Participation Notice	4.6(b)
Rule 144 Sale Percentage	4.6(a)
Rule 144 Sales	4.6(a)
Rule 144 Sellers	4.6(a)
Rule 144 Selling Covered Stockholders	4.6(a)
Rule 144 Tagging Stockholders	4.6(a)
Selling Covered Stockholders	4.4(a)
Series A Director	3.1(b)(i)(D)
Series A Preferred Stock	2.2(a)
Shelf Holder	5.2(a)

Terms	Section
Shelf Period	5.2(b)
Shelf Registration Notice	5.2(a)
Shelf Registration Statement	5.1(c)
Shelf Suspension	5.2(c)
Shelf Take-Down	5.1(j)
Shelf Take-Down Initiating Holders	5.2(e)(ii)(A)
Shelf Take-Down Percentage	5.2(e)(ii)(A)
Tag-Along Participation Notice	4.4(b)
Tag-Along Sale	4.4(a)
Tag-Along Sale Percentage	4.4(a)
Tag-Along Sellers	4.4(a)
Tagging Stockholders	4.4(a)
Take-Down Participation Notice	5.2(e)(ii)(B)
Take-Down Tagging Holders	5.2(e)(ii)(A)
TCEP Designated Director	3.1(b)(i)(B)
TCEP Friends VII	Preamble
TCEP Friends VIII	Preamble
TCEP Fund VII	Preamble
TCEP Fund VIII	Preamble
TCEP Initiating Holders	5.1(j)
TCEP Initiating Holders	5.1(g)
TCEP Nominee	3.1(c)(i)(A)
TCEP Observer	3.1(b)(iv)
Third Party Holder	5.1(k)
Third Party Shelf Holder	5.2(a)
Transfer Notice	4.4(a)
Transfer Restriction Period	4.3
Underwritten Shelf Take-Down	5.2(e)(iii)(A)
Underwritten Shelf Take-Down Notice	5.2(e)(iii)(A)
Valuation	6.4(c)
Valuation Firm	6.4(a)
Valuation Firm Notice	6.4(a)
Valuation Price	6.4(c)
VCOC Stockholder	3.4(a)
     Section 1.3. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised Options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Section 2.1. Representations and Warranties of the Parties. Each of the parties hereto hereby represents and warrants to each of the other parties on the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such party hereby represents and warrants to each of the other parties on the date of its execution of this Agreement) as follows:
          (a) Such party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.
          (b) Such party has the full power, authority and legal right to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of such party. This Agreement has been duly executed and delivered by such party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
          (c) The execution and delivery by such party of this Agreement, the performance by such party of its, his or her obligations hereunder and the consummation of the transactions contemplated herein by such party does not and will not violate (A) in the case of parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (C) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.
          (d) No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.
          (e) Such party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

          (f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Agreement or to perform its, his or her obligations hereunder.
     Section 2.2. Representations and Warranties of the Company The Company represents and warrants, as of the date hereof, to each of the Stockholders as follows:
          (a) The authorized capital stock of the Company consists of (i) 100,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), none of which were issued or outstanding immediately following the consummation of all the transactions under the Investors Subscription Agreement, (ii) one share of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which share was issued and outstanding immediately following the consummation of all the transactions under the Investors Subscription Agreement, and (iii) 100,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of which 61,406,213 were issued and outstanding immediately following the consummation of all the transactions under the Investors Subscription Agreement and the Management Subscription Agreements.
          (b) The proceeds received from the initial issuance of Share Equivalents upon the terms and subject to the conditions set forth in the Investors Subscription Agreement have been and shall be used solely to finance the transactions contemplated by the Merger Agreement, the repayment of indebtedness of ASHI and its Subsidiaries, to pay related fees and expenses and to fund the working capital and general corporate purposes of Activant.
ARTICLE III
GOVERNANCE
     Section 3.1. Board of Directors.
          (a) Board Size. The size of the Board shall be determined in the manner set forth from time to time in the Company’s Certificate of Incorporation or Bylaws. As of the date hereof, the authorized size of the Board is eight (8) directors and the Board is comprised of (i) Pervez Qureshi (the Chief Executive Officer of the Company as of the date hereof), (ii) Orlando Bravo (who is the initial TCEP Designated Director), (iii) Paul Barber (who is the initial JMI Designated Director), (iv) David Tunnell (who is the initial Series A Director) and (v) Andy Ballard, Marcel Bernard, Scott Crabill and Allen Thorpe (each of whom is an initial H&F Designated Director).
          (b) Board Representation Prior to Initial Public Offering.
     (i) From the date hereof until the consummation of an Initial Public Offering (the “Pre-IPO Period”), each Stockholder agrees that it, he or she will vote, or execute a written consent in lieu thereof with respect to, all of the Voting Securities beneficially owned or held of record by it, him or her or cause all of the Voting Securities beneficially owned by it, him or her to be voted, or cause a written consent in lieu thereof to be executed, to elect and, during such period, to continue in office a Board consisting solely of the following (subject to the other provisions of this Section 3.1):
(A)	the Chief Executive Officer of the Company;

(B)	subject to Section 3.1(b)(ii), one (1) designee of the TCEP Investors (taken together) (the “TCEP Designated Director”); provided, however, that, for so long as TCEP Fund VIII owns any Share Equivalents, it shall have the sole right to exercise the rights of the TCEP Investors under this Section 3.1(b);

(C)	subject to Section 3.1(b)(ii), one (1) designee of the JMI Investors (taken together) (the “JMI Designated Director”); provided, however, that, for so long as JMI Fund V owns any Share Equivalents, it shall have the sole right to exercise the rights of the JMI Investors under this Section 3.1(b);

(D)	one designee of the holder of the share of Series A Preferred Stock for so long as such holder shall be permitted to designate a director pursuant to the terms of the Series A Preferred Stock (the “Series A Director”); and

(E)	the designees of the H&F Investors with respect to all remaining members of the Board (with at least one of such designees being designated by H&F V for so long as H&F V owns any Share Equivalents) (the “H&F Designated Directors”).
     (ii) If at any time during the Pre-IPO Period, the TCEP Investors no longer beneficially own, in the aggregate, at least the TCEP Threshold Amount, then the director designation right of the TCEP Investors pursuant to Section 3.1(b)(i)(B) will reduce to zero (0) directors. If at any time during the Pre-IPO Period, the JMI Investors no longer beneficially own, in the aggregate, at least two percent (2%) of the outstanding Share Equivalents, then the director designation right of the JMI Investors pursuant to Section 3.1(b)(i)(C) will reduce to zero (0) directors.
     (iii) In the event that the H&F Investors determine to remove a H&F Designated Director, the TCEP Investors determine to remove the TCEP Designated Director or the JMI Investors determine to remove the JMI Designated Director, each of the Stockholders will take any action that may be required by the Company’s stockholders in order to effect such removal and appoint a successor H&F Designated Director, TCEP Designated Director or JMI Designated Director, as applicable. In the event that the director designation right of the TCEP Investors or the JMI Investors is reduced pursuant to Section 3.1(b)(ii), unless the H&F Investors otherwise agree in writing, the TCEP Investors or the JMI Investors, as applicable, shall cause such director to resign promptly from the Board.
     (iv) If at any time during the Pre-IPO Period, the TCEP Investors are not permitted to designate a TCEP Designated Director pursuant to Section 3.1(b)(i)(B) or the H&F Investors do not continue to designate Scott Crabill as a H&F Designated Director, then the TCEP Investors (taken together) shall be entitled to appoint one (1) non-voting board observer (the “TCEP Observer”) for so long as the TCEP Investors beneficially own, in the aggregate, at least one percent (1%) of the outstanding Share Equivalents. If at any time during the Pre-IPO Period, the JMI Investors are not permitted to designate a JMI Designated Director pursuant to Section 3.1(b)(i)(C), then the JMI Investors (taken together) shall be entitled to appoint one (1) non-voting board observer (the “JMI Observer,” and together with the TCEP Observer, the “Observers”) for so long as the JMI Investors beneficially own, in the aggregate, at least one percent (1%) of the outstanding Share Equivalents. Each Observer shall be entitled to attend all regular and special meetings (telephonic or in person) of the Board and receive all written materials provided to members of the Board prior to and at such meetings, except to the extent the receipt of such materials would prevent the Company from asserting attorney-client privilege with respect to such materials. Each Observer may be required by the Board to temporarily leave a meeting of the Board if the presence of such Observer at such time would prevent the Company from asserting attorney-client privilege with respect to matters discussed before the Board at such time.
     (c) Board Representation After an Initial Public Offering.
     (i) After the Pre-IPO Period, to the extent permitted by applicable law and the rules of the principal stock exchange or inter-dealer quotation system on which the Shares are then traded or listed, the Stockholders shall have the following rights in connection with each election of directors of the Company:
(A)	the TCEP Investors shall have the right to nominate one individual for election to the Board for so long as the TCEP Investors beneficially own, in the aggregate, at least the TCEP Threshold Amount (such individual, the “TCEP Nominee”); provided, however, that, for so long as TCEP VIII owns any Share Equivalents, it shall have the sole right to exercise the rights of the TCEP Investors under this Section 3.1(c); provided, further that the foregoing right shall not apply with respect to any such election if the Board is divided into multiple classes of directors, a TCEP Nominee has previously been elected to the Board and the term of such TCEP Nominee is not expiring concurrently with such election;

(B)	the JMI Investors shall have the right to nominate one individual for election to the Board for so long as the JMI Investors beneficially own, in the aggregate, at least two percent (2%) of the outstanding Share Equivalents of the Company (such individual, the “JMI Nominee”); provided, however, that, for so long as JMI Fund V owns any Share Equivalents, it shall have the sole right to exercise the rights of the JMI Investors under this Section 3.1(c); provided, further that the foregoing right shall not apply with respect to any such election if the Board is divided into multiple classes of directors, a JMI Nominee has previously been elected to the Board and the term of such JMI Nominee is not expiring concurrently with such election; and

(C)	the H&F Investors shall have the right to nominate a number of individuals for election to the Board equal to the product of the following (such individuals, the “H&F Nominees”) (with at least one of such nominees initially being nominated by H&F V if it shall continue to be a Stockholder at such time): (i) the percentage of the outstanding Share

Equivalents beneficially owned by the H&F Investors, taken together, and (ii) the number of directors then on the Board; provided; however that such product shall be rounded up to the nearest whole number; provided, further that, if the Board is divided into multiple classes of directors, the foregoing right shall not apply with respect to any such election to the extent that one or more of the H&F Nominees has previously been elected to the Board and the term or terms of such H&F Nominee(s) is not or are not expiring concurrently with such election.
     (ii) For so long as the TCEP Investors, the JMI Investors or the H&F Investors have the right to nominate a TCEP Nominee, JMI Nominee or H&F Nominees, as the case may be, for election pursuant to Section 3.1(c)(i), in connection with each election of directors, the Company shall nominate such TCEP Nominee, JMI Nominee or H&F Nominees, as the case may be, for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such TCEP Nominee, JMI Nominee or H&F Nominees, as the case may be, as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors. Each Stockholder shall vote all of its Voting Securities in favor of each TCEP Nominee, JMI Nominee and H&F Nominee nominated in accordance therewith.
     (iii) In the event that the TCEP Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the TCEP Investors shall have the right to appoint another TCEP Nominee to fill the vacancy resulting therefrom. In the event that the JMI Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the JMI Investors shall have the right to appoint another JMI Nominee to fill the vacancy resulting therefrom. In the event that an H&F Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the H&F Investors shall have the right to appoint another H&F Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any TCEP Nominee, JMI Nominee or H&F Nominee shall not affect the right of the TCEP Investors, the JMI Investors or the H&F Investors, as the case may be, to designate a TCEP Nominee, JMI Nominee or H&F Nominees, as the case may be, for election pursuant to Section 3.1(c)(i) in connection with any future election of directors of the Company.

     Section 3.2. Voting. For so long as the H&F Investors beneficially own at least twenty percent (20%) of the outstanding Share Equivalents, each Non-H&F Stockholder agrees to vote at any stockholders meeting (or in any written consent in lieu thereof) all of the Voting Securities owned or held of record by it, him or her or cause all of the Voting Securities beneficially owned by it, him or her to be voted at any stockholders meeting (or in any written consent in lieu thereof), in the same manner as the H&F Investors vote the Voting Securities beneficially owned by them at such meeting (or in such written consent in lieu thereof) with respect to the following matters:
          (a) any amendment of the Certificate of Incorporation or Bylaws (or equivalent organizational and governing documents) of the Company; provided, however, that this Section 3.2(a) shall not apply to any TCEP Investor or JMI Investor with respect to any such amendment that adversely affects such TCEP Investor or JMI Investor relative to the H&F Investors (for the avoidance of doubt, it is understood that none of the following would be deemed to adversely affect any of the TCEP Investors or the JMI Investors relative to the H&F Investors: (A) an increase in the authorized capital stock of the Company, (B) the creation of any new class or series of equity interests (provided that the Company complies with ARTICLE VI with respect to the issuance of any such new class or series of equity interests), or (C) amendments (other than any amendment to the terms of the Series A Preferred Stock) made in connection with any reorganization of the Company effected to facilitate an Initial Public Offering or the acquisition of the Company by merger or consolidation subject to the provisions of Section 4.5 (provided that in such reorganization or acquisition each share of each class or series of capital stock held by the TCEP Investors and the JMI Investors is treated the same as each share of the same class or series of capital stock held by the H&F Investors));
          (b) any voluntary liquidation or dissolution of the Company or any of its Subsidiaries; and
          (c) the approval of any employee benefit, stock option or equity incentive plan recommended by the Board.
     Section 3.3. Protective Provisions.
          (a) Neither the Company nor any of its Subsidiaries shall, without the prior written consent of the TCEP Investors and the JMI Investors, enter into any transaction with the H&F Investors or any of their Affiliates, other than (A) any transaction or agreement between the Company or one if its Subsidiaries, on the one hand, and a portfolio company of the H&F Investors or any of their Affiliates, on the other hand, that is negotiated at arm’s length between the Company or such Subsidiary and such portfolio company and (B) subject to Section 3.3(d), issuances of securities to the H&F Investors or their Affiliates with respect to which the TCEP Investors and the JMI Investors have pre-emptive rights hereunder.
          (b) For so long as the TCEP Investors beneficially own, in the aggregate, at least five percent (5%) of the outstanding Share Equivalents, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the TCEP Investors, acquire all or substantially all of the assets or equity securities of any other business (including any division or business segment of any other Person) for aggregate consideration with a Fair Market Value of less than $100 million.
          (c) The Company and Activant will hire and terminate their respective Chief Executive Officers only after having consulted with, and considered in good faith the views of, the H&F Investors, the TCEP Investors and the JMI Investors.
          (d) This Section 3.3 will terminate immediately prior to an Initial Public Offering.
     Section 3.4. VCOC Stockholders.
          (a) With respect to each H&F Investor, TCEP Investor and JMI Investor and, at the request of an H&F Investor, TCEP Investor or JMI Investor, each Affiliate thereof that directly or indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Stockholder”), for so long as the VCOC Stockholder, directly or through one or more conduit subsidiaries, continues to hold any Share Equivalents or Series A Preferred Stock, in each case without limitation or prejudice of any the rights provided to any of the H&F Investors, TCEP Investors or JMI Investors hereunder, the Company shall, with respect to each such VCOC Stockholder:
          (i) Provide such VCOC Stockholder or its designated representative with the following:
          (A) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as the VCOC Stockholder shall reasonably request;
          (B) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;
          (C) as soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

          (D) to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and
          (E) copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company, provided, that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.
          (ii) Make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Stockholder for consultation with such VCOC Stockholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
          (iii) Give such VCOC Stockholder, if such VCOC Stockholder does not at such time have the right to designate one or more directors or non-voting board observers pursuant to Section 3.1 above, the right to designate one (1) non-voting board observer who will be entitled to attend all meetings of the Board and participate in all deliberations of the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege; and
          (iv) Provide such VCOC Stockholder or its designated representative with such other rights of consultation which such VCOC Stockholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.
               (b) The Company agrees to consider, in good faith, the recommendations of each VCOC Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

     Section 3.5. Benefits of ARTICLE III The provisions of this ARTICLE III are solely for the benefit of the H&F Investors, the TCEP Investors and the JMI Investors and only the H&F Investors, the TCEP Investors and the JMI Investors shall have any rights or remedies in respect of ARTICLE III; provided, however, (a) that the H&F Investors shall have the right to assign (i) their rights to designate any H&F Designated Director or to nominate any H&F Nominee to any other Person to whom such H&F Investor transfers Share Equivalents in accordance with ARTICLE IV, and (ii) any of their other rights and remedies in respect of ARTICLE III to any Person in connection with the consummation of any transaction subject to the provisions of Section 4.5 and (b) that the TCEP Investors and the JMI Investors shall have the right to assign their rights and remedies in respect of Section 3.3(a) and Section 3.4 (excluding Section 3.4(a)(i)(E), Section 3.4(a)(iii) and Section 3.4(iv)) to any other Person to whom such TCEP Investor or JMI Investor transfers Share Equivalents in accordance with ARTICLE IV (for the avoidance of doubt, it is understood that none of the TCEP Investors or JMI Investors shall have the right to assign any of their other rights and remedies in respect of ARTICLE III).
ARTICLE IV
TRANSFER RESTRICTIONS
     Section 4.1. General Restrictions on Transfers.
          (a) During the Pre-IPO Period, no Stockholder may sell, exchange, assign, pledge, hypothecate, gift or otherwise transfer or dispose of (all of which acts shall be deemed included in the term “transfer” as used in this Agreement) any legal, economic or beneficial interest in any Securities (whether held in its own right or by its representative) unless (i) such transfer of Securities is made on the books of the Company and is not in violation of the provisions of this ARTICLE IV and (ii) the transferee of such Securities (if other than (A) the Company or another Stockholder, (B) a transferee in a sale of Securities made under Rule 144 or any successor provision under the Securities Act, or (C) a transferee of Shares pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to ARTICLE IX hereof and executes such further documents as may be necessary, in the judgment of the Company, to make him, her or it a party hereto.
          (b) Any purported transfer of Securities other than in accordance with this Agreement by any Stockholder shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership of Securities pursuant to any such transfer.
          (c) The Company shall not issue any Share Equivalents upon original issue or reissue or otherwise dispose of any Share Equivalents (other than Share Equivalents registered under the Securities Act) unless the recipient or transferee of such Share Equivalents (if other than a Stockholder) shall agree to become a party to this Agreement pursuant to ARTICLE IX hereof and executes such further documents as may be necessary, in the judgment of the Company, to make him, her or it a party hereto.
          (d) Each Stockholder acknowledges that the Restricted Share Equivalents have not been registered under the Securities Act and may not be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not transfer any Restricted Share Equivalents at any time if such action would constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Restricted Shares under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Restricted Share Equivalents to be held by it, him or her shall bear the restrictive legend set forth in Section 8.3.
          (e) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Securities or enter into any agreements or arrangements of either kind with any person with respect to any Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Securities in any manner which is inconsistent with the provisions of this Agreement.
     Section 4.2. Permitted Transfers to Affiliates and Permitted Transferees.
          (a) Subject to the last sentence of Section 4.3, each Stockholder (other than a Management Investor) may (i) transfer any or all of the Share Equivalents held by it to any of its Affiliates without complying with the provisions of this ARTICLE IV, other than Section 4.1; provided, however, that, with respect to a transfer to an Affiliate, (x) such Affiliate shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that it will immediately convey record and beneficial ownership of all Share Equivalents and all rights and obligations hereunder to such Stockholder or another Affiliate of such Stockholder if it ceases to be an Affiliate of such Stockholder and (y) as a condition to such transfer, such Affiliate shall become a party to this Agreement as provided in Section 4.1(a) and (ii) distribute any or all of the Share Equivalents held by it to its partners, members or other investors without complying with the provisions of this ARTICLE IV, other than Section 4.1 (but excluding clause (ii) of Section 4.1(a)).
          (b) Each Stockholder that is a Management Investor may transfer any or all of the Share Equivalents held by him or her to a Permitted Transferee without complying with the provisions of this ARTICLE IV other than Section 4.1; provided that (i) such Permitted Transferee shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all Share Equivalents and all rights and obligations hereunder to such Management Investor or another Permitted Transferee of such Management Investor if he, she or it ceases to be a Permitted Transferee of such Management Investor and (ii) as a condition to such transfer, such Permitted Transferee shall become a party to this Agreement as provided in Section 4.1(a).
     Section 4.3. Restrictions on Transfers by Non-H&F Stockholders. During the period beginning on the date hereof and ending concurrently with the expiration of such period, if any, following an Initial Public Offering during which each H&F Investor shall have agreed with the underwriters of such Initial Public Offering to be, and shall remain obligated to be, subject to lock-up restrictions in respect of the Share Equivalents held by the H&F Investors (it being understood that if the H&F Investors do not agree to become subject to any such lock-up restrictions, then the end of the Transfer Restriction Period shall occur upon the completion of such Initial Public Offering) (such period, the “Transfer Restriction Period”), (a) the Non-H&F Stockholders shall not transfer any Share Equivalents to any Person, except transfers (x) to Affiliates or Permitted Transferees, as applicable, pursuant to Section 4.2, (y) pursuant to and in compliance with Section 4.4 and Section 4.5 or (z) upon receipt of the prior written consent of the H&F Investors and (b) the H&F Investors shall not transfer any Share Equivalents to any Person, except transfers (x) to Affiliates pursuant to Section 4.2 or (y) pursuant to and in compliance with Section 4.4 or Section 4.5. Notwithstanding anything to the contrary set forth herein, in no event shall any Stockholder be permitted to distribute Share Equivalents during the Transfer Restriction Period to its partners, members or other investors.
     Section 4.4. Tag-Along Rights.
          (a) Subject to Section 4.4(e) and Section 4.4(f), if one or more of the Covered Stockholders proposes to transfer Share Equivalents (a “Tag-Along Sale”) to another Person (other than to an Affiliate), such Covered Stockholder or Covered Stockholders (the “Selling Covered Stockholders”) shall give written notice (a “Transfer Notice”) of such proposed transfer to each of the other Stockholders that is an Eligible Tag-Along Stockholder with respect to such Tag-Along Sale at least fifteen (15) days prior to the consummation of such proposed transfer, setting forth (i) the number of Share Equivalents proposed to be transferred, (ii) the consideration to be received for such Share Equivalents by such Selling Covered Stockholders, (iii) the identity of the purchaser (the “Proposed Transferee”), (iv) any other material terms and conditions of the proposed Transfer, (v) the date of the proposed Transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of Share Equivalents to be purchased from the Selling Covered Stockholders by the total number of Share Equivalents held by the Selling Covered Stockholders (the “Tag Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Stockholder to elect (Eligible Tag-Along Stockholders who make such an election being “Tagging Stockholders,” and, together with the Selling Covered Stockholders and all other Persons (other than any Affiliates of the Selling Covered Stockholders) who otherwise are transferring, or have exercised a contractual or other right to transfer, Share Equivalents in connection with such Tag-Along Sale, the “Tag Along Sellers”) to include in the Tag-Along Sale Share Equivalents held by such Tagging Stockholder (not in any event to exceed the Tag Along Sale Percentage of the total number of Share Equivalents held by such Tagging Stockholder).
          (b) Upon delivery of a Transfer Notice, each Eligible Tag-Along Stockholder may elect to sell Share Equivalents in such Tag-Along Sale, at the same price per Share Equivalent and pursuant to the same terms and conditions with respect to payment for the Share Equivalents as agreed to by the Selling Covered Stockholders, by sending an irrevocable written notice (a “Tag Along Participation Notice”) to the Selling Covered Stockholders within ten (10) days of the date of the Transfer Notice, indicating its, his or her election to sell up to the number of Share Equivalents in the Tag-Along Sale specified by such Eligible Tag-Along Stockholder in such Tag Along Participation Notice (such specified number not in any event to exceed the Tag Along Sale Percentage of the total number of Share Equivalents held by such Eligible Tag-Along Stockholder). Following such ten-day period, each Tagging Stockholder that has delivered a Tag Along Participation Notice shall be permitted to sell to such Proposed Transferee on the terms and conditions set forth in the Transfer Notice, concurrently with the Selling Covered Stockholders and the other Tag Along Sellers, the number of Share Equivalents calculated pursuant to Section 4.4(d). For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Share Equivalents in a Tag-Along Sale pursuant to this Section 4.4, each Tagging Stockholder must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Covered Stockholders agree to make in connection with the Tag-Along Sale. With respect to any Shares for which a Tagging Stockholder holds exercisable and vested but unexercised Options, to the extent that such Shares are to be sold pursuant to this Section 4.4, such Tagging Stockholder must exercise the relevant Option (which may include an exercise effected on a “net exercise” basis) and transfer the relevant Shares (rather than the Option). All costs and expenses incurred by the Selling Covered Stockholders in connection with such Tag-Along Sale shall be borne on a pro rata basis in accordance with the number of Share Equivalents being sold by each of the Tag Along Sellers.
          (c) Notwithstanding the delivery of any Transfer Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and other terms of any such Tag-Along Sale shall be at the sole discretion of the Selling Covered Stockholders.
          (d) The Tag Along Sellers shall be entitled to sell in the Tag-Along Sale a number of Share Equivalents calculated as follows:
     (i) first there shall be allocated to each Tag Along Seller a number of Share Equivalents equal to the lesser of (A) the maximum number of Share Equivalents such Tag Along Seller has elected to sell in the Tag Along Sale in its, his or her Transfer Notice or Tag Along Participation Notice and (B) the number of Share Equivalents determined by multiplying (x) the number of Share Equivalents subject to the Tag-Along Sale by (y) a fraction the numerator of which is the number of Share Equivalents owned by such Tag Along Seller and the denominator of which is the total Share Equivalents owned by all Tag Along Sellers (the “Pro Rata Tag-Along Share”); and
     (ii) any remaining Share Equivalents subject to the Tag-Along Sale shall be allocated to the Tag Along Sellers that elected to sell in excess of their Pro Rata Tag-Along Share, pro rata to such Tag Along Sellers based upon such Tag Along Sellers’ relative Pro Rata Tag-Along Shares, or as such Tag Along Sellers may otherwise agree.
          (e) This Section 4.4 shall not apply to (i) any transfer to an Affiliate or Permitted Transferee pursuant to Section 4.2, (iii) any transfer in a public offering in accordance with ARTICLE V, (iv) any transfer pursuant to Rule 144 in accordance with Section 4.6 after an Initial Public Offering or (v) any distribution of Share Equivalents by a Covered Stockholder to its partners, members or other investors after the Transfer Restriction Period.
          (f) Except with respect to the Other Management Investors, this Section 4.4 shall terminate on the later of (i) the expiration of the Transfer Restriction Period and (ii) the occurrence of a Tag-Along Termination Event. With respect to the Other Management Investors, this Section 4.4 shall terminate on the expiration of the Transfer Restriction Period.

     Section 4.5. Drag-Along Rights.
          (a) Subject to Section 4.5(b), the H&F Investors may give notice to the Non-H&F Stockholders that the H&F Investors intend to enter into (or have agreed to vote the Share Equivalents they beneficially own, or to execute a written consent in lieu thereof, in favor of) a transaction or transactions involving the transfer, in a single transaction or a series of related transactions, of not less than fifty percent (50%) of the outstanding Share Equivalents (which Share Equivalents to be transferred may include Share Equivalents held by the Non-H&F Stockholders and/or other holders of Share Equivalents) to one or more Persons (other than to an Affiliate of the H&F Investors) or to cause the Company to merge or consolidate with, or sell all or substantially all of its assets to, another Person or Persons (other than an Affiliate of the H&F Investors) (a “Drag-Along Sale”) and that the H&F Investors desire to cause the Non-H&F Stockholders to participate in such transaction on the same terms and conditions as available to the H&F Investors, including making the same representations, warranties, covenants, indemnities and agreements as the H&F Investors agree to make in connection with the Drag-Along Sale. Such notice shall also specify (i) the consideration, if any, to be received by the H&F Investors and the Non-H&F Stockholders and any other material terms and conditions of the proposed Drag-Along Sale (which price and other material terms and conditions shall be the same in all material respects for the H&F Investors and the Non-H&F Stockholders), (ii) the identity of the other Person or Persons party to the Drag-Along Sale, (iii) the date of anticipated completion of the proposed Drag-Along Sale (which date shall be not less than ten (10) days after the date of the notice) and (iv) the action or actions required of each Non-H&F Stockholder in order to complete or facilitate such proposed Drag-Along Sale (including the sale of Share Equivalents held by the Non-H&F Stockholder, the voting of all such Share Equivalents in favor of any such merger, consolidation or sale of assets and the waiver of any related appraisal or dissenters’ rights). Upon receipt of such notice, each Non-H&F Stockholder shall be obligated to take the action or actions referred to in clause (iv) above; provided, however, that, in the case of a sale of Shares, with respect to any Shares for which a Stockholder holds exercisable and vested but unexercised Options, the price per Share shall be reduced by the exercise price of such Options or, if required pursuant to the terms of such Options or such Drag-Along Sale, such Stockholder must exercise the relevant Option (which may include an exercise effected on a “net exercise” basis) and transfer the relevant Shares (rather than the Option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise); and provided, further, that, notwithstanding anything to the contrary set forth herein, in any event the Company shall be permitted to cause all outstanding Options to be treated in such Drag-Along Sale in any manner as permitted by their terms, including any applicable equity plans of the Company. If the H&F Investors are transferring less than all of the Share Equivalents held by the H&F Investors, then each Non-H&F Stockholder will transfer a number of Share Equivalents equal to the product of the following: (x) the number of Share Equivalents beneficially owned by such Non-H&F Stockholder multiplied by (y) a fraction, the numerator of which is the aggregate number of Share Equivalents being transferred by the H&F Investors and the denominator of which equals the aggregate number of Share Equivalents beneficially owned by the H&F Investors. All costs and expenses incurred by the H&F Investors in connection with such transaction shall be borne on a pro rata basis in accordance with the number of Share Equivalents being sold by each of the H&F Investors, the Non-H&F Stockholders and all other Persons who otherwise are transferring, or have exercised a contractual or other right to transfer, Share Equivalents in connection with such transaction.

          (b) Except with respect to the Other Management Investors, this Section 4.5 shall terminate on the later of (i) the expiration of the Transfer Restriction Period and (ii) such time as the H&F Investors no longer beneficially own, in the aggregate, at least forty percent (40%) of the outstanding Share Equivalents. With respect to the Other Management Investors, this Section 4.5 shall terminate on the expiration of the Transfer Restriction Period.
     Section 4.6. Rule 144 Sales.
          (a) Subject to Section 4.6(e), if one or more of the Covered Stockholders in good faith expects to transfer Shares pursuant to Rule 144 (“Rule 144 Sales”), such Covered Stockholder or Covered Stockholders (hereinafter referred to as the “Rule 144 Selling Covered Stockholders”) shall provide written notice (a “Rule 144 Notice”) of such Rule 144 Sale to each of the other Eligible Tag-Along Stockholders that is not an Affiliate of such Rule 144 Selling Covered Stockholders (an “Eligible Rule 144 Stockholder”) as far in advance of such Rule 144 Sale as shall be reasonably practicable in light of the circumstances applicable to such Rule 144 Sale, which Rule 144 Notice shall set forth (i) the number of Shares the Rule 144 Selling Covered Stockholders anticipate selling pursuant to such Rule 144 Sale, (ii) the fraction, expressed as a percentage, determined by dividing the number of Shares anticipated to be sold by the Rule 144 Selling Covered Stockholders in such Rule 144 Sale by the total number of Share Equivalents held by the Rule 144 Selling Covered Stockholders (the “Rule 144 Sale Percentage”), (iii) an invitation to each Eligible Rule 144 Stockholder to elect (Eligible Rule 144 Stockholders who make such an election being “Rule 144 Tagging Stockholders,” and, together with the Rule 144 Selling Covered Stockholders and all other Persons (other than any Affiliates of the Rule 144 Selling Covered Stockholders) who otherwise are transferring, or have exercised a contractual or other right to transfer, Shares in connection with such Rule 144 Sale, the “Rule 144 Sellers”) to include in the Rule 144 Sale Shares held by such Rule 144 Tagging Stockholder (not in any event to exceed the Rule 144 Sale Percentage of the total number of Share Equivalents held by such Rule 144 Tagging Stockholder), (iv) the name, address and other appropriate contact information for the broker(s) (if any) with respect to such Rule 144 Sale selected by the Rule 144 Selling Covered Stockholder (the “Rule 144 Broker”) and (v) the action or actions required (including the timing thereof) in connection with such Rule 144 Sale with respect to each Eligible Rule 144 Stockholder that elects to exercise such right (including the delivery to the Rule 144 Broker of one or more stock certificates representing the Shares of such Eligible Rule 144 Stockholder to be sold in such Rule 144 Sale (the “Certificates”) and the delivery of such other certificates, instruments and documents as may be reasonably requested by the Rule 144 Broker).
          (b) Upon delivery of a Rule 144 Notice, each Eligible Rule 144 Stockholder may elect to sell Shares in such Rule 144 Sale, at the same price per Share and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Rule 144 Selling Covered Stockholders, by sending an irrevocable written notice (a “Rule 144 Sale Participation Notice”) to the Rule 144 Selling Covered Stockholders within the time period specified in such Rule 144 Notice, indicating its, his or her election to sell up to the number of Shares in the Rule 144 Sale specified by such Eligible Rule 144 Stockholder in such Rule 144 Sale Participation Notice (such specified number not in any event to exceed the Rule 144 Sale Percentage of the total number of Share Equivalents held by such Eligible Rule 144 Stockholder). Following the time period specified in such Rule 144 Notice, each Rule 144

Tagging Stockholder that has delivered a Rule 144 Sale Participation Notice shall be permitted to sell in such Rule 144 Sale on the terms and conditions set forth in the Transfer Notice, concurrently with the Rule 144 Selling Covered Stockholders and the other Rule 144 Sellers, the number of Shares calculated pursuant to Section 4.6(d). For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Shares in a Rule 144 Sale pursuant to this Section 4.6, each Rule 144 Tagging Stockholder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Rule 144 Selling Covered Stockholders agree to make in connection with the Rule 144 Sale. With respect to any Shares for which a Rule 144 Tagging Stockholder holds exercisable and vested but unexercised Options, to the extent that such Shares are to be sold pursuant to this Section 4.6, such Rule 144 Tagging Stockholder must exercise the relevant Option (which may include an exercise effected on a “net exercise” basis) and transfer the relevant Shares (rather than the Option). All costs and expenses incurred by the Rule 144 Selling Covered Stockholders in connection with such Rule 144 Sale shall be borne on a pro rata basis in accordance with the number of Shares being sold by each of the Rule 144 Sellers.
          (c) Notwithstanding the delivery of any Rule 144 Notice, all determinations as to whether to complete any Rule 144 Sale and as to the timing, manner, price and other terms of any such Rule 144 Sale shall be at the sole discretion of the Rule 144 Selling Covered Stockholders. In the event that the Rule 144 Selling Covered Stockholders shall elect not to complete an anticipated Rule 144 Sale with respect to which one or more Rule 144 Tagging Stockholders have exercised their right to sell Shares pursuant to this Section 4.6, the Rule 144 Selling Covered Stockholders shall cause any Certificates previously delivered to the Rule 144 Broker to be returned to the applicable Rule 144 Tagging Stockholders (except to the extent such Rule 144 Tagging Stockholders elect to participate in any subsequent anticipated Rule 144 Sale pursuant to a subsequent Rule 144 Notice and, in connection with such election, instruct that the Certificates of such Rule 144 Tagging Stockholders be retained by the Rule 144 Broker for purposes of such subsequent anticipated Rule 144 Sale). Each of the Rule 144 Selling Covered Stockholders agrees to reasonably cooperate with each of the other Eligible Tag-Along Stockholders to establish notice, delivery and documentation procedures and measures to facilitate such other Stockholder’s participation in future potential Rule 144 Sales pursuant to this Section 4.6.
          (d) The Rule 144 Sellers shall be entitled to sell in the Rule 144 Sale a number of Shares calculated as follows:
     (i) first there shall be allocated to each Rule 144 Seller a number of Shares equal to the lesser of (A) the maximum number of Shares such Tag Along Seller has elected to sell in the Rule Sale pursuant to its, his or her Rule 144 Notice or Rule 144 Sale Participation Notice and (B) the number of Shares determined by multiplying (x) the number of Shares subject to the Rule 144 Sale by (y) a fraction the numerator of which is the number of Share Equivalents owned by such Rule 144 Seller and the denominator of which is the total Share Equivalents owned by all Rule 144 Sellers (the “Pro Rata Rule 144 Share”); and
     (ii) any remaining Shares subject to the Rule 144 Sale shall be allocated to the Rule 144 Sellers that elected to sell in excess of their Pro Rata Rule 144 Share, pro rata to such Rule 144 Sellers based upon such Rule 144 Sellers’ relative Pro Rata Rule 144 Shares, or as such Rule 144 Sellers may otherwise agree.
          (e) Except with respect to the Other Management Investors, this Section 4.6 shall terminate on the later of (i) the expiration of the Transfer Restriction Period and (ii) the occurrence of a Tag-Along Termination Event. With respect to the Other Management Investors, this Section 4.6 shall terminate on the expiration of the Transfer Restriction Period.
ARTICLE V
REGISTRATION RIGHTS
     The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this ARTICLE V, with respect to the Registrable Securities (as defined below) owned by such Holders.
     Section 5.1. Certain Definitions. As used in this ARTICLE V:
          (a) “register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.
          (b) “Registrable Securities” means (i) Shares held (whether now held or hereafter acquired) by Stockholders or any transferee pursuant to Section 5.9 below, (ii) any Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities and (iii) solely with respect to Section 5.2(e)(ii)(D), the number of Shares issuable upon exercise of Options that are vested and exercisable as of any such date of determination; provided, however, that Shares shall cease to be treated as Registrable Securities if (a) a Registration Statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective Registration Statement, (b) a registration statement on Form S-8 covering such securities is effective, (c) such security is sold pursuant to Rule 144 or 145 promulgated under the Securities Act (or another exemption from the registration requirements of the Securities Act), (d) such security ceases to be outstanding or (e) the Holder thereof, together with his or her Permitted Transferees (if such Holder is a Management Investor) or its Affiliates (with respect to any other Holder), beneficially owns (excluding any securities covered by the foregoing clause (b)) less than one (1%) of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act.
          (c) “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

          (d) “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
          (e) “Holder” (collectively, “Holders”) means any Stockholder (and any transferee pursuant to Section 5.9 below) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.
          (f) “H&F Initiating Holders” means one or more H&F Investors that, collectively, beneficially own at least twenty-five percent (25%) of the aggregate Registrable Securities held by the H&F Investors and any assignee to whom they have transferred rights as an H&F Investor pursuant to Section 5.9 below.
          (g) “TCEP Initiating Holders” means one or more TCEP Investors that, collectively, beneficially own at least twenty-five percent (25%) of the aggregate Registrable Securities held by the TCEP Investors and any assignee to whom they have transferred rights as a TCEP Investor pursuant to Section 5.9 below.
          (h) “Restricted Shelf Holder” means each Shelf Holder that is not an Other Management Holder.
          (i) “Other Management Holders” means each of the Other Management Stockholders (and any transferee pursuant to Section 5.9 below) owning Registrable Securities.
          (j) “Shelf Take-Down” means any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.
          (k) “Third Party Holder” means any holder (other than a Holder) of Share Equivalents who exercises contractual rights to participate in a registered offering of Shares.
     Section 5.2. Shelf Registration.
          (a) Filing. Upon a demand by the H&F Initiating Holders or the TCEP Initiating Holders (a “Shelf Registration Notice”), and subject to the Company’s rights under Section 5.2(c) and the limitations set forth in Section 5.2(d) and Section 5.2(e), the Company shall (i) promptly (but in any event no later than 15 days prior to the date such Shelf Registration Statement is declared effective) give written notice of the proposed registration to all other Holders; and (ii) use its reasonable best efforts to file as soon as possible with the SEC and cause to be declared effective under the Securities Act a Shelf Registration Statement as will permit or facilitate the sale and distribution of all or such portion of such H&F Initiating Holders’ or TCEP Initiating Holders’ Registrable Securities, as applicable, as are specified in such demand, together with all or such portion of the Registrable Securities of (x) any Holder or Holders joining in such demand as are specified in a written demand received by the Company within ten (10) days after such written notice is given (each such Holder and each of such H&F Initiating Holders or H&F Initiating Holders, as the case may be, a “Shelf Holder”) and (y) any Third Party Holder that joins in such demand (each such Third Party Holder, a “Third Party Shelf Holder”); provided, however, that any such Shelf Registration Statement demand shall be deemed to be, for purposes of Section 5.3, a Demand Registration effected by the H&F Initiating Holders or the TCEP Initiating Holders, as the case may be, and subject to the limitations set forth in Section 5.3(d); and provided, further, that if the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s shares in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 5.3 hereof shall apply instead of this Section 5.2. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 5.2(b) of, more than one Shelf Registration Statement at any one time pursuant to this Section 5.2.
          (b) Continued Effectiveness. Except as otherwise agreed by the H&F Initiating Holders or the TCEP Initiating Holders (as applicable with respect to such Shelf Registration Statement), the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 5.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement and (ii) such shorter period as the Shelf Holders of a majority of the Registrable Securities registered on such Shelf Registration Statement (the “Majority Shelf Holders”) may determine (such period of effectiveness, the “Shelf Period”).
          (c) Suspension of Filing or Registration. If the Company shall furnish to the Majority Shelf Holders, a certificate signed by the President or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as the Majority Shelf Holders shall consent to in writing, within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the Majority Shelf Holders, the Company shall not be permitted to exercise aggregate Shelf Suspensions of more than ninety (90) days during any twelve-month (12) period. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the

Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders of a majority of the Registrable Securities then outstanding.
          (d) Restrictions on Shelf Registration Statements. Notwithstanding the rights and obligations set forth in Section 5.3(a), in no event shall the Company be obligated to take any action to file a Shelf Registration Statement at the request of the TCEP Initiating Holders (i) until the one-year anniversary of an Initial Public Offering, (ii) after the Company has filed one (1) Shelf Registration Statement at the request of the TCEP Initiating Holders (collectively) or (iii) at such time as the Company does not qualify to file a Shelf Registration Statement on Form S-3.
          (e) Shelf Take-Downs.
     (i) Prior to One-Year Anniversary of Initial Public Offering. Notwithstanding anything to the contrary set forth herein, in no event shall any Shelf Take-Down occur prior to the one-year anniversary of an Initial Public Offering unless it has been initiated by H&F Initiating Holders and such H&F Initiating Holders comply with the requirements of this Section 5.2(e). After the one-year anniversary of an Initial Public Offering, any of the Shelf Holders may initiate a Shelf Take-Down, subject to compliance with the requirements of this Section 5.2(e).
     (ii) Restricted Shelf Take-Downs.
          (A) Prior to the occurrence of a Tag-Along Termination Event, with respect to each Shelf Take-Down that is initiated by a Restricted Shelf Holder (the “Shelf Take-Down Initiating Holders”) and that is not a Marketed Underwritten Shelf Take-Down (a “Restricted Shelf Take-Down”), the Shelf Take-Down Initiating Holders shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to all other Restricted Shelf Holders (the “Eligible Take-Down Holders”) as far in advance of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down, which Restricted Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (II) the expected plan of distribution of such Restricted Shelf Take-Down, (III) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities anticipated to be sold by the Shelf Take-Down Initiating Holders in such Restricted Shelf Take-Down by the total number of Registrable Securities held by the Shelf Take-Down Initiating Holders (the “Shelf Take-Down Percentage”), (IV) an invitation to each Eligible Take-Down Holder to elect (Eligible Take-Down Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are transferring, or have exercised a contractual or other right to transfer, Shares in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-

Down Registrable Securities held by such Take-Down Tagging Holder (not in any event to exceed the Shelf Take-Down Percentage of the total number of Share Equivalents held by such Shelf Take-Down Tagging Holder) and (V) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Eligible Take-Down Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Eligible Take-Down Holder to be sold in such Restricted Shelf Take-Down).
          (B) Upon delivery of a Restricted Shelf Take-Down Notice, each Eligible Take-Down Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holders, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to the Shelf Take-Down Initiating Holders within the time period specified in such Restricted Shelf Take-Down Notice, indicating its, his or her election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Eligible Take-Down Holder in such Take-Down Participation Notice (such specified number not in any event to exceed the Shelf Take-Down Percentage of the total number of Registrable Securities held by such Eligible Take-Down Holder). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 5.2(e)(ii)(D). For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 5.2(e)(ii), each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holders agree to make in connection with the Restricted Shelf Take-Down. With respect to any Registrable Securities for which a Take-Down Tagging Holder holds exercisable and vested but unexercised Options, to the extent that such Registrable Securities are to be sold pursuant to this Section 5.2(e)(ii), such Take-Down Tagging Holder must exercise the relevant Option (which may include an exercise effected on a “net exercise” basis) and transfer the relevant Registrable Securities (rather than the Option). All costs and expenses incurred by the Shelf Take-Down Initiating Holders in connection with such Restricted Shelf Take-Down shall be borne on a pro rata basis in accordance with the number of Registrable Securities being sold by each of the Restricted Take-Down Selling Holders.
          (C) Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms of any Restricted

Shelf Take-Down shall be at the sole discretion of the Shelf Take-Down Initiating Holders. Each of the Restricted Shelf Holders agrees to reasonably cooperate with each of the other Restricted Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Restricted Shelf Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 5.2(e)(ii).
          (D) The Restricted Take-Down Selling Holders shall be entitled to sell in the Restricted Shelf Take-Down a number of Registrable Securities calculated as follows:
          1) first there shall be allocated to each Restricted Take-Down Selling Holder a number of Registrable Securities equal to the lesser of (A) the maximum number of Registrable Securities such Restricted Take-Down Selling Holder has elected to sell in the Restricted Shelf Take-Down in its, his or her Restricted Shelf Take-Down Notice or Take-Down Participation Notice and (B) the number of Registrable Securities determined by multiplying (x) the number of Registrable Securities subject to the Restricted Shelf Take-Down by (y) a fraction the numerator of which is the number of Registrable Securities owned by such Restricted Take-Down Selling Holder and the denominator of which is the total Registrable Securities owned by all Restricted Take-Down Selling Holders (the “Pro Rata Take-Down Share”); and
          2) any remaining Registrable Securities subject to the Restricted Shelf Take-Down shall be allocated to the Restricted Take-Down Selling Holders that elected to sell in excess of their Pro Rata Take-Down Share, pro rata to such Restricted Take-Down Selling Holders based upon such Restricted Take-Down Selling Holders’ relative Pro Rata Take-Down Shares, or as such Restricted Take-Down Selling Holders may otherwise agree.
          (E) For the avoidance of doubt, after the occurrence of a Tag-Along Termination Event, none of the Restricted Shelf Holders shall be required to permit the offer and sale of Registrable Securities by any other Shelf Holders or Third Party Shelf Holders in connection with any Shelf Take-Down initiated by such Restricted Shelf Holder, unless such Shelf Take-Down is a Marketed Underwritten Shelf Take-Down (in which case, Section 5.2(e)(iii) and Section 5.2(e)(iv) shall apply to such Shelf Take-Down).
          (iii) Underwritten Shelf Take-Downs.
          (A) If the H&F Initiating Holders or the TCEP Initiating Holders so elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down (including any Restricted Shelf Take-Down) may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, however that any such Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 5.3, a Demand Registration effected by the H&F Initiating Holders or the TCEP Initiating Holders (other than the first Underwritten Shelf Take-Down initiated by the TCEP Initiating Holders from a Shelf Registration Statement the filing of which by the Company was initiated by the TCEP Initiating Holders pursuant to Section 5.2(a)), as the case may be, and subject to the limitations set forth in Section 5.3(d). The H&F Initiating Holders or the TCEP Initiating Holders that delivered such Underwritten Shelf Take-Down Notice, as the case may be, shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided that such underwriter or underwriters shall be reasonably acceptable to the Company
          (B) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to Section 5.2(e)(ii) or Section 5.2(e)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Company proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 5.2(e)(iii)(A). Notwithstanding any other provision of this Section 5.2, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten in a Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders and Third Party Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders and Third Party Shelf Holders at the time of such Underwritten Shelf Take-Down. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering.
          (iv) Marketed Underwritten Shelf Take-Downs. The H&F Initiating Holders or the TCEP Initiating Holders, as the case may be, shall indicate in an Underwritten Shelf Take-Down Notice they deliver to the Company pursuant to Section 5.2(e)(iii) whether they intend for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf

Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than fifteen (15) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within ten (10) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 5.2(e)(iii).
     Section 5.3. Demand Registration.
          (a) Holders’ Demand for Registration. Subject to the limitations set forth in Section 5.3(d), if the Company shall receive from the H&F Initiating Holders or the TCEP Initiating Holders (the party so effecting a demand pursuant to this Section 5.3 being referred to as the “Initiating Holders”), a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $10,000,000, the Company will:
     (i) promptly (but in any event within fifteen (15) days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Holders; and
     (ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within ten (10) days after such written notice is given; provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.3 if the Company shall furnish to such Holders a certificate signed by the President or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period of not more than sixty (60) days (or such longer period as may be agreed upon by the Initiating Holders) within which to file such Registration Statement; provided, however, that the Company shall not use this right more than an aggregate of ninety (90) days in any twelve-month (12) month period.
          (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offer, they shall so advise the Company as part of their demand made pursuant to this Section 5.3, and the Company shall include such information in the written notice referred to in Section 5.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 5.3, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other Stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.
          (c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.
          (d) Restrictions on Registration. Notwithstanding the rights and obligations set forth in Section 5.3(a), in no event shall the Company be obligated to take any action to effect any Demand Registration:
      (i) at the request of the TCEP Initiating Holders until the earlier of the one-year anniversary of an Initial Public Offering;
      (ii) at the request of TCEP Initiating Holders after the Company has effected three (3) Demand Registrations at the request of TCEP Initiating Holders (collectively); provided, however that (x) a Shelf Registration Statement filing initiated by the TCEP Initiating Holders shall be deemed to be, for purposes of Section 5.3, a Demand Registration effected by the TCEP Initiating Holders and (y) each Underwritten Shelf Take-Down initiated by the TCEP Initiating Holders (other than the first Underwritten Shelf Take-Down initiated by the TCEP Initiating Holders from a Shelf Registration Statement the filing of which by the Company was initiated by the TCEP Initiating

Holders pursuant to Section 5.2(a)) shall be deemed to be, for purposes of Section 5.3, a Demand Registration effected by the TCEP Initiating Holders;
     (iii) in no event shall the Company be obligated to take any action to effect more than four (4) Demand Registrations (not including any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) in any twelve (12)-month period; and
     (iv) in no event shall the Company be obligated to take any action to effect any Demand Registration on Form S-1 after the Company has effected three (3) such Demand Registrations.
     Section 5.4. Piggyback Registration.
          (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Share Equivalents and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the Share Equivalents into which such notes may be converted or (6) a registration pursuant to Section 5.2 or Section 5.3 hereof), the Company will:
     (i) promptly (but in no event less than fifteen (15) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and
     (ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 5.4(b) below.
Notwithstanding the foregoing, this Section 5.4 shall not apply until the one-year anniversary of an Initial Public Offering in respect of any Holder, unless (x) one or more of the H&F Investors elect to participate in such registration or (ii) the H&F Investors, in their sole discretion, elect by written notice to the Company for this Section 5.4 to apply to the Registrable Securities of any one or more other Holders specified in such notice.
          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.4(a)(i). In such event the right of any Holder to registration pursuant to this Section 5.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their

Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.4, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 5.4. The Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 5.4(b) is intended to diminish the number of securities to be included by the Company in the underwriting.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
     Section 5.5. Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 5.2, Section 5.3 or Section 5.4, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.
     Section 5.6. Obligations of the Company. Whenever required under this ARTICLE V to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;
          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;
          (c) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;
          (d) furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
          (f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;
          (g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
          (i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

          (j) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;
          (k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(b) and Section 5.3(c), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;
          (l) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;
          (m) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
          (n) use its reasonable best efforts to list the Registrable Securities that are Share Equivalents covered by such Registration Statement with any securities exchange or automated quotation system on which the Share Equivalents are then listed;
          (o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
          (p) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;
          (q) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and
          (r) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
     Section 5.7. Indemnification.
          (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification or compliance effected pursuant to this ARTICLE V, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

          (b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this ARTICLE V) does hereby undertake to indemnify and hold harmless the Company, each of its officers, directors, employees, stockholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, employee, partner, stockholder, affiliate, agent and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 5.7(b).
          (c) Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this ARTICLE V, except to the extent that such failure to give notice materially adversely affects the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement less all underwriting fees and discounts and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (e) The indemnities provided in this Section 5.7 shall survive the transfer of any Registrable Securities by such Holder.
     Section 5.8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this ARTICLE V.
     Section 5.9. Transfer of Registration Rights. The rights contained in Section 5.2, Section 5.3 or Section 5.4 hereof to cause the Company to register the Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a transfer permitted under ARTICLE IV.
     Section 5.10. Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE V.
     Section 5.11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the H&F Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 5.2, Section 5.3 or Section 5.4 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

     Section 5.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company, following an Initial Public Offering, agrees to use its reasonable best efforts to:
          (a) make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and
          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     Section 5.13. “Market Stand Off” Agreement. Each Holder hereby agrees that during (i) such period following the effective date (which period shall in no event exceed one hundred eighty (180) days, subject to any customary “booster shot” extensions) of a Registration Statement of the Company filed in connection with an Initial Public Offering as the H&F Investors may agree to with the underwriter or underwriters of such underwritten offering and (ii) with respect to underwritten offerings only, such period (which period shall in no event exceed ninety (90) days, subject to any customary “booster shot” extensions) following the effective date of a registration statement of the Company filed under the Securities Act subsequent to an Initial Public Offering as the H&F Investors may agree to with the underwriter or underwriters of such underwritten offering, such Holder or its Affiliates shall not, to the extent requested by the Company and any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Share Equivalents held by it at any time during such period except Share Equivalents included in such registration. Each Holder agrees that it shall deliver to the underwriter or underwriters or any offering to which clause (i) or (ii) is applicable a customary agreement reflecting its agreement set forth in this Section 5.13.
     Section 5.14. Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Section 5.2, Section 5.3 or Section 5.4 hereof shall terminate as to any Holder on the date such Holder, together with his or her Permitted Transferees (if such Holder is a Management Investor) or its Affiliates (with respect to any other Holder), beneficially owns (excluding any securities covered by clause (b) of the proviso set forth in the definition of “Registrable Securities”) less than one percent (1%) of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act.
ARTICLE VI
RIGHT OF PARTICIPATION
     Section 6.1. Right of Participation.
          (a) Offer. Not less than ten (10) Business Days prior to the consummation of any Post-Closing Issuance, a notice (the “Participation Notice”) shall be furnished by the Company to each Participation Stockholder, which Participation Notice shall include:
          (i) the principal terms and conditions of the proposed Post-Closing Issuance, including (A) the number of Participation Securities to be included in the Post-Closing Issuance, (B) the maximum and minimum price per unit of the Participation Securities or the aggregate principal amount of the Participation Securities (as applicable), including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (C) the proposed manner of disposition, (D) the name and address of the Person or Persons to whom the Participation Securities will be issued (the “Prospective Subscriber”) and (E) if known, the proposed date of Post-Closing Issuance; and
          (ii) an offer by the Company to issue, at the option of each Participation Stockholder, to such Participation Stockholder such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such Participation Stockholder (not to exceed such Participation Stockholder’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued.
          (b) Exercise.
          (i) General. Each Participation Stockholder desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Company within five (5) Business Days after the date of delivery of the Participation Notice specifying the number or aggregate principal amount of Participation Securities (not to exceed such Participation Stockholder’s Participation Portion of the total number of Participation Securities to be included in the Post-Closing Issuance) which such Participation Stockholder desires to purchase (each an “Accepting Participation Stockholder”). Each Participation Stockholder who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Participation Stockholder’s rights to participate in such Post-Closing Issuance, and the Company shall thereafter be free to issue Participation Securities in such Post-Closing Issuance to the Prospective Subscriber and any Accepting Participation Stockholders, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms and conditions not substantially more favorable to the Prospective Subscriber than those set forth in the

Participation Notice, without any further obligation to such non-accepting Participation Stockholder pursuant to this ARTICLE VI. If, prior to consummation, the terms of such proposed Post-Closing Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Issuance pursuant to this Section 6.1.
          (ii) Irrevocable Acceptance. The acceptance of each Accepting Participation Stockholder shall be irrevocable except as hereinafter provided, and each such Accepting Participation Stockholder shall be bound and obligated to acquire in the Post-Closing Issuance on the same terms and conditions and at the same price per unit with respect to the Participation Securities as such Accepting Participation Stockholder shall have specified in such Accepting Participation Stockholder’s written commitment.
          (iii) Time Limitation. If at the end of the 120th day after the date of the effectiveness of the Participation Notice the Company has not completed the Post-Closing Issuance, each Accepting Participation Stockholder shall be released from such holder’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished to all Participation Stockholders, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 6.1.
          (c) Post-Issuance Participation Notice. Notwithstanding the first sentence of Section 6.1(a), the Company may elect to deliver a Participation Notice with respect to any Post-Closing Issuance after completion of such Post-Closing Issuance. If the Company shall so elect to deliver any Participation Notice after completion of the applicable Post-Closing Issuance, then the terms of such Post-Closing Issuance shall be required to permit each of the Participation Stockholders receiving such Participation Notice a period of not less than ten (10) Business Days after receipt thereof to furnish the Company with a written commitment to purchase such Participation Stockholder’s Participation Portion of the total amount of Participation Securities included in such Post-Closing Issuance (whether pursuant to the resale of Participation Securities by the initial purchaser(s) of such Participation Securities or the issuance by the Company of additional Participation Securities) upon the terms, and subject to the conditions, set forth in Section 6.1(b).
          (d) Further Assurances. Each Accepting Participation Stockholder shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously each Post-Closing Issuance pursuant to this Section 6.1 and any related transactions, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and (iii) otherwise cooperating with the Company and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Accepting Participation Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.
          (e) Expenses. All costs and expenses incurred by the Company in connection with any proposed Post-Closing Issuance of Participation Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. In connection with such proposed Post-Closing Issuance of Participation Securities (whether or not consummated), the Company shall pay the fees and out-of-pocket expenses of (i) a single law firm for all Participating Stockholders (selected by Accepting Participation Stockholders purchasing a majority of the Participation Securities being purchased by all Accepting Participation Stockholders) (the “Majority Participants Counsel”) and (ii) if any of the H&F Investors, TCEP Investors or JMI Investors are Participating Stockholders with respect to such Post-Closing Issuance and are not represented by the Majority Participants Counsel, the fees and out-of-pocket expenses of separate law firms of the H&F Investors, the TCEP Investors and/or the JMI Investors, as applicable (provided, that the aggregate fees and out-of-pocket expenses of each such separate law firm with respect to such Post-Closing Issuance do not exceed $5,000 or such greater amount if consented to by the Company (such consent not to be unreasonably withheld)). Any other costs and expenses incurred by or on behalf of any Stockholder in connection with such proposed Post-Closing Issuance of Participation Securities (whether or not consummated) shall be borne by such holder.
          (f) Closing. The closing of a Post-Closing Issuance pursuant to this Section 6.1 (the “Participation Closing”) shall take place on (i) the proposed date of the Post-Closing Issuance, if any, set forth in the Participation Notice, (ii) if no proposed closing date was required to be specified in the Participation Notice, at such time as the Company shall specify by notice to each Accepting Participation Stockholder and (iii) at such place as the Company shall specify by notice to each Accepting Participation Stockholder. At any Participation Closing, each Accepting Participation Stockholder shall be delivered the certificates or other instruments evidencing the Participation Securities to be issued to such Accepting Participation Stockholder, registered in the name of such Accepting Participation Stockholder or such holder’s designated nominee, free and clear of all Encumbrances, with any transfer tax stamps affixed, against delivery by such Accepting Participation Stockholder of the applicable consideration.
          (g) Securities Law Matters. Notwithstanding anything to the contrary set forth herein, a Participation Stockholder shall not be entitled to participate in a Post-Closing Issuance pursuant to this Section 6.1 unless at the time of such Post-Closing Issuance the Company shall be reasonably satisfied that (i) such Participation Stockholder is an “accredited investor” as defined in Regulation D of the Securities Act or the Post-Closing Issuance, after giving effect to the participation of such Participation Stockholder therein, would satisfy the requirements of any other exemption from registration available at such time under the Securities Act with respect to such Post-Closing Issuance and (ii) an exemption from registration or qualification under any state securities laws or foreign securities laws applicable to such Post-Closing Issuance due to the participation of such Participation Stockholder therein would be available with respect to such Post-Closing Issuance.

     Section 6.2. Excluded Transactions. The provisions of this ARTICLE VI shall not apply to Post-Closing Issuances by the Company or any of its Subsidiaries as follows:
          (a) any Post-Closing Issuance of Securities, in each case to the extent approved by the Board, to officers, employees, directors or consultants of the Company in connection with such Person’s employment or consulting arrangements with the Company or the service of such person as a director;
          (b) any Post-Closing Issuance of Securities, in each case to the extent approved by the Board, (i) in any business combination or acquisition transaction involving the Company or any of its Subsidiaries, (ii) in connection with any joint venture or strategic partnership or alliance or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries;
          (c) any Post-Closing Issuance of Shares pursuant to an Initial Public Offering;
          (d) any Post-Closing Issuance of Securities in connection with any stock split, stock dividend or recapitalization approved by the Board (so long as all Holders of the same class or series of Share Equivalents is treated equally with all other Holders of such class or series of Share Equivalents); or
          (e) any Post-Closing Issuance of Share Equivalents to any Person (or any Affiliate of a Person) that has or is entering into a strategic or commercial relationship with the Company or any of its Subsidiaries or provides other strategic or commercial benefits to the Company or its Subsidiaries as determined in good faith by the Board.
     Section 6.3. Certain Definitions Used in Section 6.3.
          (a) “Participation Portion” shall mean, for each Participation Stockholder, as of the date of the relevant Participation Notice, the product of (i) the total number or aggregate principal amount of Participation Securities proposed to be issued by the Company in the Post-Closing Issuance as set forth in the Participation Notice, and (ii) a fraction, the numerator of which is the aggregate number of Share Equivalents owned by such Participation Stockholder as of the date of the relevant Participation Notice and the denominator of which is the total number of outstanding Share Equivalents as of the date of the relevant Participation Notice.
          (b) “Participation Securities” shall mean the number of Securities or debt securities proposed to be sold by the Company or any of its Subsidiaries (but, in any event, excluding any such Securities or debt securities to be issued to the Company or any of its Subsidiaries).
          (c) “Participation Stockholder” shall mean (i) with respect to each Post-Closing Issuance set forth in clause (i) of such definition, each Sponsor Stockholder and (ii) with respect to each Post-Closing Issuance set forth in clause (ii) of such definition, each Sponsor Stockholder other than the H&F Investors.

          (d) “Post-Closing Issuance” shall mean (i) any issuance of Securities after the date of this Agreement or (ii) any issuance of debt securities of the Company to the H&F Investors or any of their Affiliates.
     Section 6.4. Qualifying H&F Financings.
          (a) If (x) the Company intends to issue any Securities to the H&F Investors or any of their Affiliates after the date hereof, (y) the purchase price payable by the H&F Investors or such Affiliate with respect to such Securities is (A) less than the Initial Valuation, in the case of an issuance of Shares, or (B) implies a valuation of the Shares as of the Proposed Funding Date that is less than the Initial Valuation, in the case of an issuance of any other Securities, and (z) the Company has not engaged a third party investment bank, valuation firm or appraisal firm (a “Valuation Firm”) to deliver to the Company a Valuation in connection with the issuance of such Securities or a Valuation with respect to the Shares at any time during the 6-month period immediately prior to the Proposed Funding Date (any issuance satisfying the foregoing requirements (x), (y) and (z), a “Qualifying H&F Financing”), then the Company will provide the TCEP Investors with a written notice at least ten (10) Business Days prior to the date the Company contemplates the funding of such Qualifying H&F Financing that describes the material terms of such Qualifying H&F Financing (the “H&F Financing Notice”), including (i) the aggregate amount of cash to be contributed to the Company in such Qualifying H&F Financing (the “Contribution Amount”), (ii) the material terms of the Securities to be issued pursuant to such Qualifying H&F Financing (the “Permanent Securities”), (iii) the proposed price per such Security (the “Per Security Price”) and (iv) the contemplated date for the funding of such Qualifying H&F Financing (the “Proposed Funding Date”). At any time prior to the end of the fifth (5th) Business Day after delivery of the H&F Financing Notice, the TCEP Investors may deliver a written notice to the Company requesting that the Company engage a Valuation Firm (a “Valuation Firm Notice”).
          (b) At any time after the delivery of the H&F Financing Notice and notwithstanding the timely receipt of a Valuation Firm Notice, the Company and the H&F Investors (or such Affiliates) may elect to proceed (together with any Accepting Participation Stockholders exercising pre-emptive rights pursuant to Section 6.1) with the completion of the Qualifying H&F Financing in the manner set forth in the H&F Financing Notice, except the H&F Investors (or such Affiliates) (and any Accepting Participation Stockholders exercising pre-emptive rights pursuant to Section 6.1) shall receive in consideration for the Contribution Amount, in lieu of the Permanent Securities set forth in such H&F Financing Notice, shares of Mandatorily Exchangeable Securities (the “Interim Securities”).
          (c) In the event a Valuation Firm Notice has been timely delivered to the Company and regardless of whether the H&F Investors (or such Affiliates) previously have made an election pursuant to Section 6.4(b) and received Interim Securities, promptly after the delivery of such Valuation Firm Notice the Company will engage a Valuation Firm to deliver to the Company a written determination (a “Valuation”) (such determination to include a report setting forth all material analyses used in arriving at such determination) stating the Valuation Firm’s determination of the FMV per Share with respect to such Qualifying H&F Financing as of the Proposed Funding Date (each, a “Valuation Price”) (it being agreed that if such Valuation specifies a range such Valuation Price will be the mid-point of that range).

          (d) Upon receipt of such Valuation:
          (i) in the event that the H&F Investors (or such Affiliate) previously had made an election pursuant to Section 6.4(b) and received Interim Securities, then immediately after determination of the Valuation with respect to such Qualifying H&F Financing, without any further action required to be taken by the Company or any of the Stockholders, the Interim Securities by their terms will automatically be exchanged for a number of Permanent Securities equal to the quotient of the Contribution Amount divided by such Valuation; or
          (ii) in the event that the H&F Investors (or such Affiliate) did not previously make an election pursuant to Section 6.4(b) and receive Interim Securities and the H&F Investors (or such Affiliate) after the receipt of such Valuation determine to proceed with such Qualifying H&F Financing, then, notwithstanding the Per Security Price set forth in the H&F Financing Notice, the Per Security Price with respect to such Qualifying H&F Financing shall be the Valuation Price and shall be final and binding on the parties.
          (e) For the avoidance of doubt, in no event shall any of the H&F Investors or such Affiliate be required to complete any proposed Qualifying H&F Financing (whether pursuant to Section 6.4(b) or otherwise), regardless of whether any H&F Financing Notice, Valuation Firm Notice or Valuation has been delivered with respect to such proposed Qualifying H&F Financing.
          (f) Notwithstanding anything to the contrary set forth herein, this Section 6.4 shall not apply to any Qualifying H&F Financing with respect to which (I) the terms have been negotiated between the Company and any Person other than the H&F Investors or any of their Affiliates, (II) the issuance of a portion of such Qualifying H&F Financing to the H&F Investors or any of their Affiliates occurs pursuant to the exercise of rights pursuant to Section 6.1 and (iii) the H&F Investors and their Affiliates do not purchase more than fifty percent (50%) of the aggregate number of Securities that the H&F Investors and their Affiliates would otherwise be entitled to purchase pursuant to the exercise of rights pursuant to Section 6.1.
     Section 6.5. Termination of ARTICLE VI. Upon an Initial Public Offering, this ARTICLE VI shall terminate and be of no further force and effect.
ARTICLE VII
PURCHASE OF SHARES ON TERMINATION OF EMPLOYMENT OF MANAGEMENT INVESTORS
     Section 7.1. General. Except as otherwise provided by Section 7.6, if a Management Investor’s employment with the Company shall terminate, the Company (and, to the extent provided in Section 7.4, the H&F Investors) shall have the right to purchase all or a portion of the Share Equivalents owned by such Management Investor or any of his or her direct or indirect transferees or assignees owning any such Share Equivalents (including, as provided herein, following the exercise of any Options or similar purchase right subsequent to such termination of employment) other than any Shares received upon exercise of Rollover Options (the “Call

Shares”) upon the terms and subject to the conditions set forth in this ARTICLE VII (a “Call”). The right of the Company to effect a Call, as set forth in this ARTICLE VII, shall terminate upon an Initial Public Offering, whether or not a notice of exercise of any such Call has been given prior to the Initial Public Offering.
     Section 7.2. Call.
          (a) If a Management Investor’s employment with the Company shall be terminated for any reason, the Company shall have the right, but not the obligation, by one or more written notices to such Management Investor on or prior to the Call Termination Date, to Call all, or any specified portion, of the Call Shares at the Call Price.
          (b) Upon the exercise of a Call with respect to any Call Shares pursuant to this Section 7.2, (i) the Company shall, within 60 days following the Call Date (or such later date as the Call Price shall have been determined pursuant to Section 7.2(c)), purchase such Call Shares from the Management Investor for the Call Price, payable in cash or, at the Company’s election to the extent permitted by Section 7.3, a Company Note and (ii) the Management Investor shall, simultaneously therewith, transfer such Call Shares to the Company free and clear of all Encumbrances by delivering to the Company stock certificates for such Call Shares, duly endorsed in blank with appropriate transfer tax stamps affixed.
          (c) If the Company exercises a Call with respect to any Call Shares of Pervez Qureshi or any of his Permitted Transferees pursuant to this Section 7.2 and Pervez Qureshi believes in good faith that the Call Price is greater than the amount determined by the Board, then Pervez Qureshi may deliver a written objection notice to the Board within thirty (30) days of such determination. If Pervez Qureshi timely delivers such an objection, the Company will promptly engage a member of The Institute of Business Appraisers, Inc. who is a Certified Business Appraiser and who is reasonably acceptable to Pervez Qureshi (the “Appraiser”). The Appraiser will be engaged to deliver to the Company and Pervez Qureshi a written determination (such determination to include a report setting forth all material analyses used in arriving at such determination) stating the Appraiser’s determination of the Call Price (it being agreed that if such determination specifies a range, the Call Price will be the mid-point of that range) and such Call Price as determined by such Appraiser shall be deemed to be the Call Price and shall be final and binding on the parties, absent manifest error by the Appraiser. If such Call Price determined by the Appraiser is more than 15% higher than the Call Price previously determined by the Board, then the costs and expenses of such Appraiser shall be borne by the Company. If such Call Price determined by such Appraiser is not more than 15% higher than the Call Price previously determined by the Board, then Pervez Qureshi shall reimburse the Company for the costs and expenses of such Appraiser (which reimbursement may, in whole or in part, be deducted from the cash or Company Note, as applicable, delivered to Pervez Qureshi or such Permitted Transferee).
     Section 7.3. Settlement with Company Note. If (a) a Management Investor’s employment with the Company is terminated by the Company for Cause or by the Management Investor without Good Reason or (b) at the time the Company exercises its Call right with respect to the Call Shares of such Management Investor the Company is not permitted to pay the Call Price in cash pursuant to the then applicable terms and conditions of the agreements governing the Company’s indebtedness for money borrowed, then the Company shall have the option to settle its obligations to purchase the Call Shares of such Management Investor pursuant to Section 7.2 by delivery to such Management Investor at the closing of the purchase of such Call Shares a promissory note of the Company in a face amount equal to the Call Price of such Call Shares (a “Company Note”); provided, however, that, if (i) the Company has the option to deliver Company Notes pursuant to the immediately foregoing clause (b) in connection with the exercise of Calls with respect to the Call Shares of more than one Management Investor whose employment with the Company previously had been terminated by the Company without Cause or by the Management Investor with Good Reason and (ii) the Company exercises Calls with respect to more than one of such Management Investors during the period that such clause (b) applies, then Company Notes must constitute the same percentage of the respective Call Prices for the Call Shares of each of such Management Investors. Each Company Note shall bear interest at a rate of five percent (5%) per annum. Each Company Note shall be subordinated to the prior payment in full of all of the Company’s indebtedness for money borrowed, shall mature no later than the five-year anniversary of the Call Date and, if delivered by the Company pursuant to the immediately foregoing clause (b), shall provide for mandatory prepayment promptly after, but only to the extent that, the terms and conditions of the agreements governing the Company’s indebtedness for money borrowed subsequently would permit such prepayment to occur.
     Section 7.4. Call Option of the H&F Investors. If, at any time prior to the Call Termination Date, the Company shall determine not to exercise its Call right pursuant to this ARTICLE VII with respect to a Management Investor, then the Company shall promptly notify the H&F Investors of such determination. In such event, the H&F Investors shall have the right to exercise the Call right pursuant to the terms and conditions of this ARTICLE VII in the same manner as the Company.
     Section 7.5. Certain Definitions used in this ARTICLE VII.
          (a) “Call Date” shall mean the date on which the Company notifies a Management Investor of the Company’s exercise of a Call with respect to all or a portion of such Management Investor’s Share Equivalents.
          (b) “Call Price” means, with respect to any Call exercised pursuant to this Section 7.2 with respect to any Call Shares, a price equal to the FMV per Share of such Call Shares as determined in good faith by the Board (except to the extent otherwise provided by Section 7.2(c)) as of the Call Date.
          (c) “Call Termination Date” means the one-year anniversary of the date of termination of the Management Investor’s employment with the Company (or if the Management Investor acquires Shares upon the exercise of an Option or similar purchase right following the date of termination, the one-year anniversary of the date of exercise of Options or similar purchase rights by such Management Investor); provided, however that, in the event that the Company is not permitted to pay the Call Price in cash on such anniversary pursuant to the then applicable terms and conditions of the agreements governing the Company’s indebtedness for money borrowed, the “Call Termination Date” shall be extended until the tenth (10th) Business Day after such time as such agreement shall permit such payment to be made in cash.

          (d) “Cause” means with respect to any Management Investor, unless otherwise defined in a written employment or similar agreement between such Management Investor and the Company or otherwise agreed to in writing by such Management Investor and the Company, the occurrence of any of the following events: (i) dishonest or fraudulent statements or acts of such Management Investor with respect to the Company or any of its Affiliates; (ii) such Management Investor’s conviction of, or entry of a plea of guilty or nolo contendere for, any crime that constitutes a felony or any misdemeanor (excluding minor traffic violations) involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct by such Management Investor with respect to the Company or its Subsidiaries; or (iv) a material breach by such Management Investor of any agreement to which such Management Investor and the Company are now or hereafter parties.
          (e) “Good Reason” means with respect to any Management Investor, unless otherwise defined in a written employment or similar agreement between such Management Investor and the Company or otherwise agreed to in writing by such Management Investor and the Company, the occurrence of any of the following events: (i) the failure by the Company to comply with any material provision of any agreement to which such Management Investor and the Company are now or hereafter parties, (ii) the assignment to such Management Investor of any duties materially inconsistent with Management Investor’s status pursuant to his or her title in effect immediately after the Closing; (iii) a reduction by the Company of such Management Investor’s base salary or bonus opportunity; or (iv) the transfer of such Management Investor’s primary workplace to a location that is more than fifty (50) miles from such Management Investor’s primary workplace immediately after the Closing.
     Section 7.6. Exclusion of Rollover Shares. The Shares that may be acquired upon exercise of the Rollover Options (and any Shares that may be issued as a dividend on such Shares) shall not be subject to the provisions of this ARTICLE VII.
ARTICLE VIII
ADDITIONAL AGREEMENTS OF THE PARTIES
     Section 8.1. Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
     Section 8.2. Restriction on Employee Equity Program. Without the prior written consent of the H&F Investors, prior to an Initial Public Offering, the Company shall not issue any options or other equity grants or awards under any employee equity program unless such options, grants or other awards, and any resulting Share Equivalents, are subject to the terms and provisions of this Agreement.

     Section 8.3. Legend on Share Equivalent Certificates.
          (a) The certificates representing the Restricted Share Equivalents shall include an endorsement typed conspicuously thereon of the following legend:
 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.
 IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 2, 2006 (AS MAY BE AMENDED FROM TIME TO TIME) AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.
In the event that any Share Equivalents shall cease to be Restricted Share Equivalents, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the first paragraph of the legend required by this Section 8.3. In the event that any Share Equivalents shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the request of the holder thereof, issue to such holder a new certificate representing such Share Equivalents without the second paragraph of the legend required by this Section 8.3.
          (b) All certificates for Share Equivalents representing Restricted Share Equivalents hereafter issued, whether upon transfer or original issue, shall be endorsed with a like legend.
     Section 8.4. Reimbursement.
          (a) At or promptly after the Closing, the Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the Sponsor Stockholders and their respective Affiliates for their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement and the debt and equity financing in connection therewith.
          (b) After the Closing, the Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the Sponsor Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred by the Sponsor Stockholders and their respective Affiliates in connection with the monitoring of their investment in the Company, including (a) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such Sponsor Stockholders or any of their Affiliates, (b) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Sponsor Stockholders or any of their respective Affiliates and (c) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations.
          (c) All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by such Sponsor Stockholder or its relevant Affiliate (i) in the case of Section 8.4(a), at the Closing and (ii) in the case of Section 8.4(b) promptly upon or as soon as practicable following request for reimbursement; provided, however that, in either case, such Sponsor Stockholder or Affiliate has provided the Company with such supporting documentation reasonably requested by the Company.
     Section 8.5. Information Rights. The Company shall deliver to each of the Significant Stockholders: (a) audited financial statements of the Company on the earlier of (x) within five (5) Business Days after the date on which the Board has approved such audited financial statements and (y) one hundred and twenty (120) days after the end of each fiscal year and (ii) unaudited quarterly financial statements on the earlier of (x) five (5) Business Days after the date on which the Board has approved such unaudited quarterly financial statements and (y) sixty (60) days after the end of each fiscal quarter; provided that any Persons receiving financial statements pursuant to this Section 8.5 shall keep such financial statements confidential and will not disclose, divulge or use such financial information for any purpose except as permitted by or provided in this Agreement. This Section 8.5 shall terminate upon an Initial Public Offering.
ARTICLE IX
ADDITIONAL PARTIES
     Section 9.1. Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 11.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Stockholder as the H&F Investors and such Stockholder may agree. Promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties.
ARTICLE X
INDEMNIFICATION
     Section 10.1. Indemnification of Stockholders.
          (a) Each of the Company and Merger Sub will indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith

(including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Share Equivalents or other securities of the Company or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company and Merger Sub hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 10.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company and Merger Sub, then such payments shall be promptly repaid by such Indemnitee to the Company and Merger Sub. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries.
          (b) Notwithstanding anything to the contrary contained in this Agreement, for purposes of Section 10.1, the term Indemnitees shall not include any Stockholder or its any of its partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing who is an officer, director or employee of the Company or any of the Company’s Subsidiaries solely in such capacity as officer, director or employee. Such officers, directors and employees will be subject to separate indemnification in such capacity through the Company’s certificate of incorporation, bylaws and other instruments.
ARTICLE XI
MISCELLANEOUS
     Section 11.1. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to restrictions on the transferability of Share Equivalents and the other matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the bylaws of any company, this Agreement shall govern as among the parties hereto.

     Section 11.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
     Section 11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.
     Section 11.4. Arbitration. Any dispute, controversy or claim (each a “Dispute” and collectively, the “Disputes”) arising out of, relating to or in connection with this Agreement, including, without limitation, any Dispute regarding its validity or termination, or the performance or breach thereof under this Agreement shall be settled exclusively and finally by a panel of three arbitrators selected by the mutual agreement of the parties to such Dispute in an arbitration proceeding administered by Judicial Arbitration and Mediation Services (“JAMS”) under its Comprehensive Arbitration Rules and Procedure in effect at the time of such proceeding, and judgment on the award rendered by such arbitrators may be entered in any court having jurisdiction thereof. If the parties to any such Dispute are unable to select such arbitrators within fifteen (15) days of the first notice given by any party to such Dispute to the other party or parties to such Dispute requesting arbitration and the selection of such arbitrators, any party to such Dispute may request that JAMS select such arbitrators, which selection shall be binding on the parties to such Dispute. If (i) two or more Disputes arising out of or in connection with this Agreement are simultaneously pending, (ii) the subject matters of such Disputes involve common questions of law or fact and (iii) the independent resolution of each such Dispute could result in conflicting decisions or obligations, such Disputes may be consolidated in a single proceeding. If more than one arbitration proceeding involving any such Disputes is pending, such proceedings shall, at the request of any party to such Dispute, be consolidated and settled in a single arbitration proceeding; provided that the determination of whether such Disputes shall be consolidated shall be determined by the first panel of three arbitrators established to settle any such Dispute. If such Disputes are consolidated and more than one panel of three arbitrators has been established to settle any of such Disputes, the parties to such Dispute shall, within twenty (20) days of such consolidation, select one panel of three arbitrators so established to settle the single consolidated arbitration proceeding. Unless the parties to such Dispute otherwise agree to conduct any arbitration proceeding pursuant to this Section 11.4 elsewhere, such proceeding shall be conducted and any decision shall be rendered in New York, New York or San Francisco, California, at a venue to be selected by mutual agreement of the parties to such Dispute (provided that if no such venue is agreed to by the parties, then New York, New York shall be the venue). Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the party against whom a final decision is rendered with respect to that Dispute (provided that in the case of multiple Disputes that are consolidated into a single proceeding, the costs of such proceeding shall be borne on a Dispute-by-Dispute basis by the party against whom a final decision is rendered with respect to each particular Dispute). The award rendered by the arbitrators shall be final and binding on the parties to the Dispute; provided, however, that (i) by agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and (ii) in addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief.
     Section 11.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.
     Section 11.6. Consents, Approvals and Actions.
          (a) If any consent, approval or action of the H&F Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding the Share Equivalents held by the H&F Investors at such time provide such consent, approval or action in writing at such time.
          (b) If any consent, approval or action of the TCEP Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding the Share Equivalents held by the TCEP Investors at such time provide such consent, approval or action in writing at such time.
          (c) If any consent, approval or action of the JMI Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding the Share Equivalents held by the JMI Investors at such time provide such consent, approval or action in writing at such time.
          (d) If any consent, approval or action of the Management Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding the Share Equivalents held by the Management Investors at such time provide such consent, approval or action in writing at such time.
          (e) For purposes of clarity, the operation of Section 11.6(a), (b) and (c) shall not deprive any of the H&F Investors, the TCEP Investors or the JMI Investors of their respective rights (i) to designate directors pursuant to Section 3.1(b), (ii) to nominate directors pursuant to Section 3.1(c) or (iii) pursuant to Section 3.4.
     Section 11.7. Amendment and Waiver.
          (a) This Agreement may be amended, modified or waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and the H&F Investors; provided that (i) any amendment, modification or waiver of ARTICLE II that modifies any representation or warranty given by any Stockholder shall also require the written consent of that Stockholder; (ii) any amendment, modification or waiver of ARTICLE III that adversely affects the rights of the TCEP Investors or the JMI Investors shall also require the written consent of the TCEP Investors or the JMI Investors, as applicable; (iii) any amendment, modification or waiver of ARTICLE IV that adversely affects the rights of the TCEP Investors, JMI Investors or the Management Investors shall also require the written consent of the TCEP Investors, the JMI Investors or the Management Investors, as applicable; (iv) any amendment, modification or waiver of ARTICLE VII that adversely affects the rights of a Management Investor shall also require the written consent of such Management Investor; and (v) any amendment, modification or waiver to ARTICLE V, ARTICLE VI, ARTICLE VIII, ARTICLE IX, ARTICLE X or ARTICLE XI that affects the Non-H&F Stockholders in a different manner than it affects the H&F Investors shall also require the written consent of the holders of a majority of the Share Equivalents held by the Non-H&F Stockholders. Any amendment, modification or waiver effected in accordance with the immediately preceding sentence shall be effective and binding on the Company and each Stockholder.
          (b) Notwithstanding the foregoing, any addition of a transferee of Share Equivalents or a recipient of any Share Equivalents as a party hereto pursuant to ARTICLE IX shall not constitute an amendment hereto and need be signed only by the Company and such transferee or recipient.
          (c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.
          Section 11.8. Assignment of Rights by the H&F Investors. Notwithstanding anything in this Agreement to the contrary, the H&F Investors shall have the right to assign any or all of their rights under this Agreement to any Person or Persons to whom an H&F Investor transfers shares in accordance with ARTICLE IV.
     Section 11.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.
     Section 11.10. Termination. This Agreement shall terminate only (i) by written consent of the H&F Investors, the TCEP Investors and the JMI Investors or (ii) upon the dissolution or liquidation of the Company.
     Section 11.11. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given in writing by registered or certified mail, which shall be addressed, in the case of the Company, to its principal office, and, in the case of any Stockholder, to such party’s address appearing on the stock books of the Company or to such other address as may be designated by such party in writing to the Company. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business day during which such normal business hours next occur if not given during such hours on any day.
     Section 11.12. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

     Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
     Section 11.14. Assumption of Obligations. Upon consummation of the Merger (as defined in the Merger Agreement) and the subsequent merger of ASHI with and into Activant, all rights and obligations of Merger Sub will be assumed by Activant and Activant shall become a party to this Agreement.
[The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, each of the undersigned has executed this Stockholders Agreement or caused this Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

LONE STAR HOLDING CORP.

By:

	Name:	Andy Ballard
	Title:	Vice President, Treasurer and Assistant Secretary

LONE STAR MERGER CORP.

By:

	Name:	Andy Ballard
	Title:	Vice President, Treasurer and Assistant Secretary
[Signature Page to Stockholders Agreement]

HELLMAN & FRIEDMAN CAPITAL PARTNERS V, L.P.

By:	Hellman & Friedman Investors V, LLC, its General Partner

By:

	Name:	David Tunnell
	Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL
PARTNERS V (PARALLEL), L.P.

By:	Hellman & Friedman Investors V, LLC, its General Partner

By:

	Name:	David Tunnell
	Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL
ASSOCIATES, L.L.C.

By:	Hellman & Friedman Investors V, LLC, its General Partner

By:

	Name:	David Tunnell
	Title:	Managing Director
[Signature Page to Stockholders Agreement]

THOMA CRESSEY FUND VII, L.P.

By:	TC Partners VII, L.P., its General Partner

	By:	Thoma Cressey Equity Partners Inc.,
its General Partner

By:

		Name:	Orlando Bravo
		Title:	Managing Partner

THOMA CRESSEY FRIENDS FUND VII, L.P.

By:	TC Partners VII, L.P., its General Partner

	By:	Thoma Cressey Equity Partners Inc.,
its General Partner

By:

		Name:	Orlando Bravo
		Title:	Managing Partner

THOMA CRESSEY FUND VIII, L.P.

By:	TC Partners VIII, L.P., its General Partner

	By:	Thoma Cressey Equity Partners Inc.,
its General Partner

By:

		Name:	Orlando Bravo
		Title:	Managing Partner
[Signature Page to Stockholders Agreement]

JMI EQUITY FUND V, L.P.

By:	JMI Associates V, LLC, its General Partner

By:

		Name:	Paul Barber
Title:

JMI EQUITY FUND V (AI), L.P.

By:	JMI Associates V, LLC, its General Partner

By:

		Name:	Paul Barber
Title:
[Signature Page to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTORS:

Pervez Qureshi
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]

Schedule I

INITIAL MANAGEMENT INVESTOR:

Name:
[Schedule I to Stockholders Agreement]